EXHIBIT 4.4

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 29, 2021.

FOURTH AMENDED AND RESTATED CONVERTIBLE DEBENTURE AMERICAS GOLD AND SILVER CORPORATION

December 15, 2023

i

TABLE OF CONTENTS

ARTICLE I INTERPRETATION	2

ARTICLE II PROMISE TO PAY	13

ARTICLE III INTEREST	18

ARTICLE IV RANK AND SECURITY	19

ARTICLE V CONVERSION OF DEBENTURE	20

ARTICLE VI REPRESENTATIONS AND WARRANTIES	25

ARTICLE VII DEFAULT	31

ARTICLE VIII WAIVER	33

ARTICLE IX OTHER RIGHTS OF THE LENDER	33

ARTICLE X THE AGENT AND THE LENDERS	33

ARTICLE XI MISCELLANEOUS	42

ARTICLE XII NOTICE	44

SCHEDULE “A”

SCHEDULE “A” – CONVERSION FORM	A-1

SCHEDULE “B” – SAMPLE CALCULATIONS	B-1

SCHEDULE “C” – RETRACTION NOTICE	C-1

SCHEDULE “D” – ELECTION NOTICE	D-1

SCHEDULE “E” – QUALIFICATIONS TO REPRESENTATIONS AND WARRANTIES	E-1

ii

Principal Amount CDN$12,000,000

Lender: Mark Shoom (the “Lender”)

Registered Account: Registered in the name of RBC Dominion Securities Inc ITF Mark

Shoom A/C 5990666512 P.O. Box 50 - Royal Bank Plaza Toronto Ontario M5J 2W7 (the “Registered Account”)

FOURTH AMENDED AND RESTATED CONVERTIBLE DEBENTURE

AMERICAS GOLD AND SILVER CORPORATION

WHEREAS the Corporation (as hereinafter defined) issued a convertible debenture on April 28, 2021 (the “Original Debenture”) in the principal amount of CDN$10,000,000 to the Lender as part of a private placement of a series of secured convertible debentures, in an aggregate principal amount of CDN$12,500,000 offered by the Corporation (the “Original Series of Debentures”);

AND WHEREAS the Corporation amended and restated the terms of the Original Debenture pursuant to an amended and restated convertible debenture issued on November 26, 2021 (the “First Amended and Restated Debenture”) in the principal amount of CDN$15,000,000 to the Lender, and amended the other debentures issued in the Original Series of Debentures so that the aggregate principal amount of all such debentures was CDN$18,750,000 (the “First Amended and Restated Series of Debentures”);

AND WHEREAS the Corporation amended and restated the terms of the First Amended and Restated Debenture pursuant to an amended and restated convertible debenture issued on October 20, 2022 (the “Second Amended and Restated Debenture”) in the principal amount of CDN$15,200,000 to the Lender, and amended the other debentures issued in the First Amended and Restated Series of Debentures so that the aggregate principal amount of all such debentures was CDN$19,000,000 (the “Second Amended and Restated Series of Debentures”);

AND WHEREAS the Corporation amended and restated the terms of the Second Amended and Restated Debenture pursuant to an amended and restated convertible debenture issued June 21, 2023 (the “Third Amended and Restated Debenture”) in the principal amount of CDN$13,040,000 to the Lender, amended the other debentures issued in the Second Amended and Restated Series of Debentures and issued two additional debentures to the Additional Lenders so that the aggregate principal amount of all such debentures was CDN$24,300,000 (such Second Amended and Restated Series of Debentures as amended is hereinafter referred to as the “Series of Debentures”);

AND WHEREAS the Corporation amended and restated the terms of the debentures under the Series of Debentures held by the Additional Lenders pursuant to amended and restated convertible debentures issued October 30, 2023, in the aggregate principal amount of CDN$10,000,000 (the “Delbrook Principal Amount”) such that the aggregate principal amount of all debentures under the Series of Debentures was CDN$26,300,000 (exclusive of amounts noted as retracted below);

AND WHEREAS pursuant to retraction notices issued by the Original Lenders under the Series of Debentures, the principal amount of the Series of Debentures was reduced by CDN$1,300,000, such that the aggregate principal amount outstanding under the Series of Debentures as of the date hereof is CDN$15,000,000, and the principal amount outstanding under the Third Amended and Restated Debenture as of the date hereof is CDN$12,000,000;

1

AND WHEREAS the Corporation, the Lender and the other parties to the Third Amended and Restated Debenture wish to amend and restate the terms of the Third Amended and Restated Debenture as set out in this Fourth Amended and Restated Convertible Debenture, and to amend the other debentures in the Series of Debentures held by the Original Lenders, all on the same terms as set out in this Debenture, to align the conversion and retraction provisions with the debentures held by the Additional Lenders, and add certain provisions requested by the TSX regarding the Original Lenders acting jointly or in concert;

NOW THEREFORE, the Corporation, the Additional Lenders, the Original Lenders and the other parties hereto hereby agree to amend and restate the terms of the Third Amended and Restated Debenture and issue this Debenture on the following terms:

ARTICLE I

INTERPRETATION

1.1 Definitions. In this Debenture, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings:

(a) “Additional Lenders” means each of Delbrook Resource Opportunities Fund and Delbrook Resource Opportunities Master Fund LP, together with their successors, assigns, heirs, executors, trustees, administrators, and personal and legal representatives;

(b) “Affiliate” means, in relation to any Person, any other Person controlling, controlled by, or under common control with such first mentioned Person;

(c) “Agent” means Royal Capital Management Corp., its successors and assigns, as agent for the Lenders hereunder;

(d) “AML Legislation” has the meaning ascribed to that term in Section 11.11 hereof;

(e) “Anti-Bribery Laws” means the Corruption of Foreign Public Officials Act (Canada), the Foreign Corrupt Practices Act (United States), and any other anti- bribery, anti-corruption or conflict of interest statute, rule, regulation, order, decree or other law applicable to the Corporation;

(f) “Anti-Terrorism Laws” has the meaning ascribed to that term in Section 6.1(jj) hereof;

(g) “Applicable Laws” means any international, federal, state, provincial, territorial, local or municipal law (including, without limitation, Anti-Bribery Laws), regulation, ordinance, code, order or other requirement or rule of law or the rules, policies, orders or regulations of any Governmental Authority or stock exchange, including any judicial or administrative interpretation thereof, applicable to a Person or any of its properties, assets, business or operations;

2

(h) “Business Day” means any day other than a Saturday or Sunday or a day that is a statutory or bank holiday under the laws of the Provinces of British Columbia or Ontario;

(i) “Change of Control” means, (A) the consummation of any transaction, including any consolidation, arrangement, amalgamation or merger or any issue, transfer or acquisition of voting shares, the result of which is that any person or group of other persons acting jointly or in concert for purposes of such transaction, directly or indirectly (i) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting shares of the Corporation, measured by voting power rather than number of shares; or (ii) acquires control of the Corporation; provided that, in all cases, a Change of Control shall not include any transaction where a majority of the management of the Corporation prior to the transaction remains in control of management after the transaction and a majority of board members of the Corporation prior to the transaction remain on the board after the transaction; or

(B) the consummation of any transaction, including any consolidation, arrangement, amalgamation or merger or any issue, transfer or acquisition of voting shares, the result of which is that any other person or group of other persons (other than the Person who, as of the Closing Date, own all of the issued and outstanding shares in the capital of such company) acting jointly or in concert for purposes of such transaction, directly or indirectly (i) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting shares of a Guarantor, U.S. Silver & Gold Inc., U.S. Silver Corporation, U.S. Silver – Idaho, Inc., Pershing Gold Corporation, Gold Acquisition Corp., Pershing Royalty Company, Blackjack Gold Corp., Minera Cosalá S.A de C.V., Scorpio Holding One Limited or Scorpio Holding Two Limited measured by voting power rather than number of shares; or

(ii) acquires control of a Guarantor, U.S. Silver & Gold Inc., U.S. Silver Corporation, U.S. Silver – Idaho, Inc., Pershing Gold Corporation, Gold Acquisition Corp., Pershing Royalty Company, Blackjack Gold Corp., Minera Cosalá S.A de C.V., Scorpio Holding One Limited or Scorpio Holding Two Limited;

(j) “Claim” means any claim, demand, action, cause of action, damage, loss, cost, liability or expense, including reasonable legal fees;

(k) “Closing Date” means the date of this Debenture;

(l) “Collateral” means the Guarantor Share Collateral and any other assets that may be hereafter pledged as security for any guarantee of the obligations of the Corporation hereunder;

(m) “Common Shares” means freely trading common shares of the Corporation as such shares are constituted on the date hereof;

3

(n) “control” means the right, directly or indirectly, to direct or cause the direction of the management of the business or affairs of a Person, whether by ownership of securities, by contract or otherwise; and “controls”, “controlling”, “controlled by” and “under common control with” have corresponding meanings;

(o) “Conversion” has the meaning ascribed to that term in Section 5.1 hereof;

(p) “Conversion Amount” has the meaning ascribed to that term in Section 5.1 hereof;

(q) “Conversion Notice” has the meaning ascribed to that term in Section 5.1 hereof;

(r) “Conversion Price” means CDN $0.80, subject to adjustment in accordance with Section 5.3;

(s) “Corporation” means Americas Gold and Silver Corporation, a corporation existing under the federal laws of Canada, and its successors and permitted assigns;

(t) “Cosalá Operations” has the meaning ascribed to that term in Section 2.4(t) hereof;

(u) “this Debenture”, the “Debenture”, “herein”, “hereby”, “hereof”, “hereto”, “hereunder” and similar expressions mean or refer to this fourth amended and restated convertible, secured debenture and any debenture, deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof; the “Debenture” means this Debenture;

(v) “Debenture Shares” means the Common Shares issuable upon the Conversion of the Debenture;

(w) “Debt” means, with respect to any Person, without duplication:

(i) an obligation in respect of borrowed money or for the deferred purchase price of assets, property or services (including an obligation arising from conditional sales or other title retention agreements but excluding trade accounts payable arising in the ordinary course of business) or an obligation that is evidenced by a note, bond, debenture or any other similar instrument;

(ii) an obligation under a capital lease, including liabilities in respect of capital leases incurred by such Person in connection with sale/leaseback transactions;

(iii) a reimbursement obligation or other obligation (contingent or otherwise) in connection with a bond, bankers’ acceptance or any similar instrument, or letter of credit or letter of guarantee issued by or for the account of such Person;

4

(iv) a contingent obligation to the extent that the primary obligation so guaranteed would be classified as “Debt” (within the meaning of this definition) of the primary obligor;

(v) the aggregate amount at which any shares in the capital of such Person are redeemable or retractable at the option of the holder of such shares for cash or obligations constituting Debt or any combination thereof, but only to the extent that any conditions precedent (other than the providing of notice) to such option of the holder being exercisable have been satisfied; or

(vi) purchase money obligations of such Person;

(x) “Delbrook Principal Amount” has the meaning ascribed to that term on page one hereof;

(y) “Election Notice” means the form attached hereto as Schedule “D”;

(z) “Encumbrance” means any mortgage, deed of trust, pledge, lien, assignment by way of security, charge, collateral right, option, right of first refusal, right of first option, royalty (to the extent constituting an interest in real property), security interest, trust arrangement in the nature of a security interest, conditional sale or other title retention agreement, equipment trust, lease financing including by way of sale and lease-back, hypothec, levy, execution, seizure, attachment, garnishment, preferential right or adverse claim constituting an interest in property, or any other encumbrance of any nature and kind;

(aa) “Environment” means the system of natural and artificial or man induced elements such as air (including air in buildings, natural or made-made structures below or above ground), water (including water under or within land or in drains and sewers and coastal and inland waters and water bodies or recipient bodies) and land (including soil whether at or below surface) wetland, sediment, soil or subsurface strata, and natural resources and the environment as defined in any Environmental Laws;

(bb) “Environmental Laws” means all Applicable Laws relating to the protection of the Environment, including air, soil, surface water, ground water, forest, flora, wildlife, or to public health and safety, and includes those Environmental Laws that regulate, ascribe, provide for or processing, distribution, transport, handling, storage, removal, treatment, disposal, emission, pertain to liabilities or obligations in relation to the existence, use, production, manufacture, construction, alteration, use or operation, demolition or decommissioning of any facilities, discharge, migration, seepage, leakage, spillage or release of Hazardous Substances or the mining projects, or other real or personal property;

(cc) “Events of Default” has the meaning ascribed to that term in Section 7.1 hereof, and “Event of Default” means any one of such events;

5

(dd) “Excluded Taxes” means Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender imposed on or measured by its net income (however denominated), franchise Taxes and branch profits Taxes, in each case, imposed as a result of the Agent or the Lenders being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing the Tax (or any political subdivision of the jurisdiction);

(ee) “First Additional Advance” means the advance of the First Additional Principal Amount by the Lender to the Corporation pursuant to the terms of the First Amended and Restated Debenture;

(ff) “First Additional Principal Amount” means the amount advanced by the Lender to the Corporation under the First Amended and Restated Debenture;

(gg) “First Amended and Restated Debenture” has the meaning ascribed to that term on page one hereof;

(hh) “First Amended and Restated Series of Debentures” has the meaning ascribed to that term on page one hereof;

(ii) “Foreign Official” has the meaning ascribed to that term in Section 6.1(kk) hereof;

(jj) “Governmental Authority” means any federal, state, provincial, territorial or local government, agency, department, ministry, authority, tribunal, commission, official, court or securities commission;

(kk) “Guarantee” has the meaning ascribed to that term in Section 4.2(a)(i) hereof; (ll) “Guaranteed Obligations” has the meaning ascribed to that term in Section

4.2(a)(i) hereof;

(mm) “Guarantor Share Collateral” has the meaning ascribed to that term in Section 4.2(a)(ii) hereof, together with any other share capital or other equity ownership interests subject to any Guarantor Share Pledge Agreement;

(nn) “Guarantor Share Pledge Agreement” has the meaning ascribed to that term in Section 4.2(a)(ii) hereof, together with any other security over share capital or other equity ownership interests granted by any Guarantor;

(oo) “Guarantors” shall mean United States Silver, Inc., Scorpio Holding One Limited, Mr. Warren Varga and any Person who grants a guarantee to the Agent of the obligations of the Corporation hereunder, together with their respective successors and assigns, and “Guarantor” shall mean any one of them. At the Closing Date, United States Silver, Inc. and Scorpio Holding One Limited shall be the only Guarantors;

6

(pp) “Hazardous Substance” means any waste, substance or material whether in a solid, liquid or gaseous form or any constituent thereof that is of a corrosive, reactive, explosive, toxic, flammable or biologically infections nature, or is capable of causing harm to or has a deleterious effect on the Environment or human health or that has been mixed with substances or materials with such characteristics which causes or is capable of causing harm to or has a deleterious effect on the Environment or human health or any other substances currently regulated or defined as hazardous or harmful in any Environmental Laws, including those listed or characterized as “hazardous” under Mexican Official Norms NOM-052- SEMARNAT-2005, and NOM-053- SEMARNAT-1993, Mexico’s Ley General

para la Prevention Integral de los Residuos and its Regulations (Reglamento de la Ley General para la Prevention Integral de los Residuos);

(qq) “Hold Period” means the period commencing with date of the Original Advance and continuing for four (4) months;

(rr) “Indebtedness” has the meaning ascribed to that term in Section 2.1 hereof;

(ss) “Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Corporation or any Guarantor under this Debenture or under any of the Security Documents;

(tt) “Insolvency Law” shall mean, to the extent applicable

(i) the Bankruptcy and Insolvency Act (Canada);

(ii) the Companies’ Creditors Arrangement Act (Canada);

(iii) the Winding-up and Restructuring Act (Canada);

(iv) the United States Bankruptcy Code; or

(v) any applicable similar federal, provincial, state, local or foreign bankruptcy or insolvency law,

in each case as now constituted or hereafter amended or enacted;

(uu) “Intercreditor Agreement” means the intercreditor agreement (as may be further amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, between the Agent, the Original Lenders and the Additional Lenders dated as of June 21, 2023;

(vv) “Lender” means any of Mark Shoom, Stephen Rider, or the Additional Lenders, as identified on page one hereof, together with their successors, assigns, heirs, executors, trustees, administrators, and personal and legal representatives;

7

(ww) “Lender’s Portion” means, for any of the Lenders, the proportion of the Principal Amount (as defined in the debenture issued under the Series of Debentures to such of the Lenders) advanced by such Lender to the aggregate of all Principal Amounts (as defined in each of the debentures issued under the Series of Debentures) advanced under all debentures issued under the Series of Debentures;

(xx) “Lenders” means each of Mark Shoom, Stephen Rider, and the Additional Lenders, together with their successors, assigns, heirs, executors, trustees, administrators, and personal and legal representatives;

(yy) “Material Adverse Effect” means any event, occurrence, change or effect that, when taken together with all other events, occurrences, changes or effects, would or would reasonably be expected to materially limit, restrict or impair the ability of the Corporation or any Guarantor to perform its obligations under any of the Transaction Documents;

(zz) “Maturity Date” means October 1, 2024 (having been extended from July 1, 2024), subject to extension pursuant to Section 2.5;

(aaa) “Mining Properties” means all right, title and interest of the Corporation or any of its Affiliates in any patented claims, fee lands, mineral or mining leases or licenses, subsurface rights, extra-lateral rights, and unpatented mining and millsite claims and all accessions and successions thereto, whether created privately or through government action, mineral rights and surface rights, whether owned, leased or subleased, easements, rights-of-way, access rights, surface rights and surface use agreements and any other right, title or interest to use the surface estate;

(bbb) “OFAC” has the meaning ascribed to that term in Section 6.1(ll) hereof;

(ccc) “Original Advance” means the advance of the Original Principal Amount by the Lender to the Corporation pursuant to the terms of the Original Debenture;

(ddd) “Original Closing Date” means April 28, 2021;

(eee) “Original Debenture” has the meaning ascribed to that term on page one hereof;

(fff) “Original Lenders” means each of Mark Shoom and Stephen Rider, together with their successors, assigns, heirs, executors, trustees, administrators, and personal and legal representatives;

(ggg) “Original Principal Amount” means the amount advanced by the Lender to the Corporation under the Original Debenture;

(hhh) “Original Series of Debentures” has the meaning ascribed to that term on page one hereof;

8

(iii) “PATRIOT Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Title III of Pub. L. 107-56 (signed into law October 26, 2011));

(jjj) “Permitted Debt” means:

(i) normal day to day trade credit arrangements;

(ii) Debt incurred in the ordinary course of business in respect of amounts due or accruing due to Governmental Authorities;

(iii) Debt existing on the Closing Date, including any extension, amendment or refinancing of such Debt;

(iv) Debt postponed and subordinated to the obligations of the Corporation and the Guarantors under the Transaction Documents on such terms and conditions satisfactory to the Agent, acting reasonably;

(v) obligations relating to bonds, letters of credit and other forms of surety issued or granted by, or for the benefit of, Minera Cosalá S.A de C.V. securing reclamation obligations in respect of the Cosalá Operations; and

(vi) Debt relating to financing arrangements for insurance premiums and worker’s compensation obligations of the Corporation and its Affiliates consistent with the past practice of the Corporation provided that such Debt does not exceed $2,000,000 in the aggregate at any time;

(kkk) “Permitted Encumbrances” means any Encumbrance constituted by the following:

(i) inchoate or statutory liens for Taxes, assessments, rents or charges and other statutory liens for payments not at the time due or payable, or which are being contested in good faith by appropriate proceedings;

(ii) (any reservations or exceptions contained in the original grants of land (excluding any royalties) or by applicable statute or the terms of any lease in respect of any portion of the Mining Properties;

(iii) minor discrepancies in the legal description or acreage of or associated with the Mining Properties or any adjoining properties which would be disclosed in an up to date survey and any registered easements and registered restrictions or covenants that run with the land which do not materially detract from the value of, or materially impair the use of the Mining Properties for the purpose of conducting and carrying out mining operations thereon;

(iv) rights of way for or reservations or rights of others for, sewers, water lines, gas lines, electric lines, telegraph and telephone lines, and other similar utilities, or zoning by-laws, ordinances, surface access rights or other restrictions as to the use of the Mining Properties, which do not in the aggregate materially detract from the use of the Mining Properties for the purpose of conducting and carrying out mining operations thereon;

9

(v) liens or other rights granted by the Corporation or any of its Affiliates to secure performance of statutory obligations or regulatory requirements (including reclamation obligations);

(vi) Encumbrances as security for the payment and performance of this Debenture;

(vii) any Encumbrance imposed by law and incurred in the ordinary course of business, including, without limitation, construction, builders’, warehousemen’s and mechanics’ liens and other similar Encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with IFRS have been established to the extent required by IFRS;

(viii) Encumbrances as a result of any judgment or order rendered or claim filed against a Person which is being contested in good faith by proper legal proceedings (and as to which any enforcement proceedings shall have been suspended by operation of law or stayed pending an appeal or other proceeding) and for which appropriate reserves in accordance with IFRS have been established to the extent required by IFRS;

(ix) any rights of set-off with respect to any deposit account of the Corporation or any Guarantor as applicable in favour of the financial institution at which such deposit account is maintained and not constituting a financing transaction;

(x) Encumbrances over a portion of the Relief Canyon Mine to be granted in favour of Royal Gold Inc. and its Affiliates in respect of the existing royalty; and

(xi) Encumbrances existing on the Closing Date to secure any Permitted Debt;

 (lll) “Person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(mmm)“Principal Amount” means the amount shown on page one hereof beside the term Principal Amount, as may be reduced by redemption, retraction or other terms of this Debenture;

(nnn) “Redemption Amount” has the meaning ascribed to that term in Section 2.2 hereof;

10

(ooo) “Redemption Date” has the meaning ascribed to that term in Section 2.2 hereof;

(ppp) “Redemption Premium” has the meaning ascribed to that term in Section 2.2 hereof;

(qqq) “Registered Account” has the meaning ascribed to that term on page one hereof; (rrr) “Remediation Action” means all actions necessary to comply with or discharge any obligation under Environmental Laws to (i) clean up, remove, treat, restore, contain, abate, cover or in any way adjust Hazardous Substances in the indoor or outdoor environment; (ii) prevent or control the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; (iii) perform remediation studies, investigations, restoration and post-remediation studies (or post-cleanup care), assessments, testing, investigations and monitoring on, about or in the mining lots covered by the Cosalá Operations and any other properties; and the term “Remediate” (when used as a verb) means to conduct a Remediation Action;

(sss) “Required Lenders” means, as of the date of determination thereof, Lenders having made advances greater than 75% of the principal amount advanced under all debentures issued under the Series of Debentures; provided that if there are only two Lenders, then “Required Lenders” shall mean both Lenders;

(ttt) “Restricted Person” has the meaning ascribed to that term in Section 6.1(ll) hereof; (uuu) “Retraction Notice” means the form attached hereto as Schedule “C”;

(vvv) “Retraction Payment” has the meaning ascribed to that term in Section 2.3 hereof;

(www) “Sanctions” means sanctions imposed, administered or enforced, as applicable, pursuant to Executive Order of the President of the United States, by the U.S. Department of the Treasury, OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority;

(xxx) “Second Additional Advance” means the advance of the Second Additional Principal Amount by the Lender to the Corporation pursuant to the terms of the Second Amended and Restated Debenture;

(yyy) “Second Additional Principal Amount” means the amount advanced by the Lender to the Corporation under the Second Amended and Restated Debenture;

(zzz) “Second Amended and Restated Debenture” has the meaning ascribed to that term on page one hereof;

11

(aaaa) “Second Amended and Restated Series of Debentures” has the meaning ascribed to that term on page one hereof;

(bbbb) “Security Documents” means the Guarantees, the Guarantor Share Pledge Agreements, and any other security agreement, instrument or document contemplated to be delivered to the Agent under this Debenture as security for the obligations of the Corporation hereunder;

(cccc) “Series of Debentures” has the meaning ascribed to that term on page one hereof;

(dddd) “Tax” or “Taxes” means all taxes, assessments and other governmental charge, duties, and impositions, including any interest, penalties, tax instalment payments or other additions that may become payable in respect thereof, imposed by any federal, provincial, state or local government, or any agency or political subdivision of any such government, which taxes shall include all income or profits taxes (including federal, provincial, and state income taxes), non-resident withholding taxes, sales and use taxes, branch profit taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business licence taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, net proceeds of mine taxes, land transfer taxes, capital taxes, extraordinary income taxes, surface area taxes, property taxes, asset transfer taxes, and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing;

(eeee) “Third Amended and Restated Debenture” has the meaning ascribed to that term on page one hereof;

(ffff) “Transaction Documents” means, collectively, this Debenture and the Security Documents.

1.2 Gender. Whenever used in this Debenture, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

1.3 Numbering of Articles, etc. Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Debenture.

1.4 Day not a Business Day. In the event that any day on which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

1.5 Computation of Time Period. Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

1.6 Currency. All references to dollars, CDN or to “$” shall be references to Canadian dollars unless otherwise specified.

1.7 References. Except as otherwise specifically provided, reference in this Debenture to any contract, agreement or any other instrument shall be deemed to include references to the same as varied, amended, supplemented or replaced from time to time and reference in this Debenture to any enactment including, without limitation, any statute, law, by-law, regulation, ordinance or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

12

ARTICLE II

PROMISE TO PAY

2.1 Indebtedness. The Corporation hereby promises and covenants to pay to the Agent, for the benefit of the Lender,

(a) the outstanding Principal Amount on the Maturity Date or sooner in accordance with Sections 2.2 or 7.2 or upon such other date as specified herein, subject to the reduction of such Principal Amount from time to time upon the exercise of the Conversion rights set out in ARTICLE V hereof, the early redemption pursuant to Section 2.2 hereof, or the retraction rights set out in Section 2.3 hereof;

(b) interest on the Principal Amount owing by the Corporation to the Lender hereunder, all as specifically calculated hereunder; and

(c) all other monies which may be owing by the Corporation to the Agent or the Lender pursuant to the Transaction Documents,

(collectively, the “Indebtedness”).

2.2 Redemption. The Indebtedness under this Debenture may be prepaid in whole prior to the Maturity Date at the Corporation’s option at any time and from time to time, on not less than thirty (30) days’ prior written notice to the Agent, or, if a Change of Control of the Corporation has occurred or will occur on the date of redemption, on five (5) days’ prior written notice, for an amount equal to the sum of the following: (i) the Principal Amount, (ii) accrued but unpaid interest to the date fixed for early redemption in respect of such amount (the “Redemption Date”), and (iii) a redemption premium (the “Redemption Premium”) equal to 30% of the Principal Amount if the Redemption Date is on or within one year of the Original Closing Date, 20% of the Principal Amount if the Redemption Date is more than one year from the Original Closing Date but on or within two years of the date of Original Closing Date, or 10% of the Principal Amount if the Redemption Date is more than two years from the date of Original Closing Date, (the sum of (i), (ii) and (iii) being the “Redemption Amount”).

Notice of redemption shall state:

(a) the Redemption Amount; and

(b) the Redemption Date.

13

Notice of redemption having been given as aforesaid, the Redemption Amount shall become due and payable on the Redemption Date, and on and after the Redemption Date the Redemption Amount shall only bear interest as calculated hereunder if the Corporation shall default in the payment of the Redemption Amount. In addition, and for greater certainty, until the Redemption Date (or if the Corporation shall default in the payment of the Redemption Amount on the Redemption Date, until the date such payment is made), the Agent and the Lender retain the right to convert the Principal Amount to Debenture Shares in accordance with Article V hereof and receive payment in cash for accrued interest thereon, including for greater certainty, during the notice period prior to the Redemption Date.

2.3 Retraction. Commencing with the second calendar month commencing following the Closing Date, the Agent may from time to time subject to Section 5.1, at the direction of the Lender, deliver to the Corporation a completed Retraction Notice requiring the Corporation to prepay, and the Corporation shall prepay, up to the Lender’s Portion of

$500,000 of the Principal Amount as specified in the Retraction Notice (the “Retraction Payment”) in any calendar month, for payment on the date specified in the notice. Such Retraction Notice must be delivered to the Corporation not less than five (5) Business Days prior to the date of repayment specified therein. Notwithstanding such limit of the Lender’s Portion of $500,000 per calendar month, the option of the Lenders to require a Retraction Payment is cumulative, and the Agent may include in any Retraction Notice any amounts not previously required to be repaid or included in a Retraction Notice from prior months (the “Cumulative Retraction Payments”). As of the date hereof, there is $4,500,000 accumulated for retraction under the Debentures issued to the Original Lenders (inclusive of any amounts that have been submitted for retraction prior to the date hereof, but not yet satisfied). The Corporation may, at its option, satisfy any Retraction Payment either in cash or, subject to Section 5.4 hereof and only after the Hold Period, by issuing such number of Common Shares equal to the amount required to be prepaid divided by 95% of the 20 day weighted average price of the Common Shares on the Toronto Stock Exchange for the 20 trading days immediately prior (but not including) the date of the notice for prepayment. Within two (2) Business Days of receipt by the Corporation of an Election Notice from the Agent, the Corporation shall advise the Agent of its election for satisfying the Retraction Payment by cash or Common Shares by completing and returning the Election Notice to the Agent, and, notwithstanding the foregoing option, the Corporation shall satisfy the Retraction Payment under all debentures issued under the Series of Debentures by the elected method until it notifies the Agent otherwise.

2.4 General Covenants. In addition to the covenants to repay the Principal Amount and to pay interest thereon as provided in this Debenture, the Corporation covenants and agrees with the Agent and the Lender until the earliest of:

(a) if the Lenders exercises their right to convert the Debenture in whole pursuant to Article V, the date of such Conversion;

14

(b) if the Corporation redeems the entire Principal Amount and pays the entire Redemption Amount pursuant to Section 2.2, the Redemption Date provided that the entire Redemption Amount is fully paid in accordance with that section; and

(c) the date the Principal Amount and all accrued interest has been paid in full in accordance with any other provision of this Debenture,

that the Corporation will, and cause each Guarantor to, at all times:

(d) to obtain the conditional and final approval of the Toronto Stock Exchange and the NYSE American for the listing of the Debenture Shares within 14 days of the Closing Date;

(e) perform all covenants required to be performed by it, as provided in this Debenture;

(f) use the proceeds of the Original Advance, the First Additional Advance and the Second Additional Advance, together with the proceeds of all other debentures issued pursuant to the Series of Debentures, to finance working capital;

(g) do all things necessary or advisable to maintain its corporate existence;

(h) not merge, amalgamate or consolidate with another entity or reincorporate, reconstitute into or as another entity unless at the time of such merger, amalgamation, consolidation, reincorporation or reconstitution the resulting, surviving or transferee entity assumes, in writing, in favour of the Agent and the Lenders (including assumption by operation of law) all obligations of the Corporation under this Debenture;

(i) to the extent that it is reasonably able to, notify and consult with the Agent upon the occurrence of any event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect. The Corporation shall seek to comply with this paragraph, to the extent commercially reasonable and permitted by Applicable Law, prior to any public announcement regarding the matter;

(j) at all times prior to a Change of Control, if any maintain its status as a reporting issuer under the Securities Act (Ontario) and maintain the listing of its Common Shares on the Toronto Stock Exchange;

(k) pay and discharge when due all Taxes, assessments and other governmental charges imposed upon it, upon its property or any part thereof, or upon its income or profits or any part thereof, except Taxes, assessments or other governmental charges not yet past due or that are being contested in good faith by appropriate proceedings, or where the failure to pay or discharge the same would not reasonably be expected to have a Material Adverse Effect;

(l) to obtain (to the extent not in existence on date hereof), all approvals from Governmental Authorities necessary for the operation of their business as presently conducted and comply in all material respects with the covenants, terms and conditions set out in such approvals to the extent that failure to so obtain or non- compliance, individually or in the aggregate, could reasonably be expected have a Material Adverse Effect;

15

(m) indemnify and hold harmless the Agent and each of the Lenders and their respective directors, officers, employees and agents in respect of any costs (including for greater certainty legal costs), losses, damages, expenses, judgments, suits, claims, awards, fines, sanctions and liabilities whatsoever (including any costs or expenses of preparing any environmental assessment report or such other reports) arising out third party Claims in respect of any breach of Environmental Laws by the Corporation or any Guarantor, including the release of any hazardous or toxic waste or other substance into the Environment from or on to the Corporation’s or any Guarantor’s property or otherwise by the Corporation or any Guarantor, including the costs and expenses relating to any remedial action taken by the Agent or the Lenders with respect to such release required by any Governmental Authority. This indemnity shall survive repayment of the amounts owing under this Debenture and termination of this Debenture;

(n) comply with the requirements of all Applicable Laws, rules, regulations and orders of any Governmental Authority, non-compliance with which might materially adversely affect the financial condition or operations of the Corporation, except that the Corporation need not comply with a requirement then being contested by it in good faith by appropriate proceedings or to the extent that any failure to so comply would not reasonably be expected to have a Material Adverse Effect;

(o) cause all their property which is of a character usually insured by companies operating like businesses, to be properly insured and kept insured with reputable insurers against loss or damage by fire or other hazards of the nature and to the extent that such properties are usually insured by companies operating like businesses and the Corporation will forthwith notify the Agent upon the happening of any significant loss and shall duly and punctually pay all premiums and other sums of money for maintaining such insurance;

(p) pay all of their trade debts or other accounts payable, whether outstanding on the Closing Date or thereafter created, incurred, assumed or guaranteed by them, when due and payable, except such trade debt or accounts payable that are being contested in good faith by appropriate proceedings, or where the failure to pay or discharge the same, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(q) actively and diligently contest or cause to be contested in good faith by appropriate and timely proceedings or effect a timely and provident settlement of any action, suit, litigation or other proceeding or any writ of execution, attachment or similar process issued or levied against all, or a substantial portion of its property or the property, the result of which, if adversely determined, could have a Material Adverse Effect;

16

(r) not, without the prior written consent of the Agent, directly or indirectly, create, grant, assume, or permit to exist any Debt, other than Permitted Debt;

(s) not, without the prior written consent of the Agent, directly or indirectly, create, grant, assume, or permit to exist any Encumbrance on any of their assets and properties, or any assets and properties of any of their subsidiaries, other than Permitted Encumbrances, unless (1) the same Encumbrance is granted to the Agent, if not already included in the Security Documents, in priority to any other person as additional security for the Corporation’s obligations under this Debenture or a Guarantor’s obligations under its Guarantee; provided that if a subsidiary of the Corporation that wishes to grant such Encumbrance is not a Guarantor under this Debenture, the Corporation shall cause such subsidiary to enter into such documents and instruments as are required by the Agent to grant such Encumbrance to the Agent, (2) any such Encumbrance granted to another Person is subordinated to the Encumbrance granted to the Agent, (3) the enforcement of any such Encumbrance by such other person is postponed upon the occurrence of any Event of Default, and (4) such other person enters into an acceptable inter-creditor agreement with the Agent on terms and conditions satisfactory to the Agent, acting reasonably;

(t) not convey, sell, assign, transfer, distribute or otherwise dispose of the Collateral or, without the prior written consent of the Agent, such consent not to be unreasonably withheld, all or substantially all of the assets or properties comprising any of (i) the Cosalá operations, including the San Rafael silver-zinc-lead mine, in Sinaloa Mexico (the “Cosalá Operations”), (ii) the Relief Canyon gold mine in Nevada, United States, (“Relief Canyon Mine”) or (iii) the Galena complex in Idaho, United States, including the Galena mine, the Coeur mine, and the contiguous Caladay development project in the Coeur d’Alene Mining District of the northern Idaho Silver Valley;

(u) not to grant, create or suffer to exist any royalty over the mining concession forming part of the Cosalá Operations, other than royalties payable to a Governmental Authority or royalties payable to Sandstorm Gold Ltd., existing as of the Closing Date;

(v) not cease to carry on the business currently being carried on by them at the Original Closing Date, being the evaluation, acquisition, exploration, development and operation of precious and polymetallic mineral properties and business incidental thereto (which, for greater certainty, shall not affect the Corporation’s decision to cease exploration, development or operations of a particular mineral project from time to time in accordance with the Corporation’s business strategy); and

17

(w) not (i) engage in or conspire to engage in, and will not permit any of their subsidiaries to engage in or conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or otherwise violates any applicable Anti-Terrorism Law, Anti-Bribery Law or Sanctions law, (ii) cause or permit any of the funds that are used to repay the Indebtedness to be derived from any unlawful activity with the result that the Agent, the Lenders or the Corporation would be in violation of any Applicable Law, (iii) use any part of the proceeds of the Original Advance, the First Additional Advance and the Second Additional Advance, together with the proceeds of all other debentures issued pursuant to the Series of Debentures, directly or indirectly, for any conduct that would cause the representations and warranties in Section 6.1(kk) and Section 6.1(ll) to be untrue as if made on the date any such conduct occurs, or (iv) alter their articles, by-laws or other constating documents in a manner that would be materially prejudicial to the Agent or the Lenders, or change their jurisdiction of incorporation or formation without first giving the Agent ten (10) Business Days’ prior written notice.

2.5 Option to Extend Maturity Date. At any time prior to the Maturity Date, the Corporation and the Lender may agree in writing to extend the Maturity Date by one calendar quarter and such date shall be the Maturity Date for all purposes under this Debenture without further action. The Corporation and Lender may agree to extend such Maturity Date quarterly, up to an outside date of April 28, 2025.

2.6 To Give Notice of Event of Default. When any Event of Default has occurred, the Corporation will deliver to the Agent by hand delivery, facsimile or other electronic transmission (including email) a notice signed by an authorized officer of the Corporation specifying such event, notice or other action within three (3) Business Days of an officer or director becoming aware of such Event of Default unless such Event of Default will have been cured or waived within such period.

ARTICLE III

INTEREST

3.1 Calculation and Payment of Interest, etc. The Corporation shall pay interest on the Principal Amount, which shall accrue beginning from (and including) the date of the applicable advance, to (but excluding) the date of repayment of the Principal Amount in full, at the rate of 11.0% per annum, calculated annually and payable monthly in arrears on the last day of each calendar month. All interest due on this Debenture will be payable in cash by wire transfer to the account designated to the Corporation by the Agent in writing from time to time. Interest will be calculated on the basis of a year of 365 or 366 days, as applicable.

3.2 No Merger In Judgement. The covenant of the Corporation to pay interest at the rate provided herein shall not merge in any judgement in respect of any obligation of the Corporation hereunder and such judgement shall bear interest in the manner set out in this Article III and be payable on the same days when interest (whether hereunder or otherwise) is payable hereunder.

3.3 Withholdings Tax. Any and all payments by or on account of amounts owing under any of the Transaction Documents must be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Corporation) requires the deduction or withholding of any Tax from any such payment by the Corporation or any Guarantor (as determined in the good faith discretion of the Corporation), the Corporation or such Guarantor, as the case may be, may make the deduction or withholding and must timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the Corporation or such Guarantor, as the case may be, will be increased as necessary so that after the deduction or withholding has been made (including deductions and withholdings applicable to additional sums payable under this Section) the Agent on behalf of the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

18

ARTICLE IV

RANK AND SECURITY

4.1 Rank. This Debenture and the Indebtedness created hereby constitutes a secured obligation of the Corporation, and subject to the terms of the Intercreditor Agreement and any other written agreement between the Lenders and the Agent, this Debenture will rank pari passu, without discrimination, preference or priority, with each other debenture issued in the Series of Debentures.

4.2 Security.

(a) The Agent and the Lenders acknowledge that prior to the Closing Date:

(i) they have received from each Guarantor an amended and restated guarantee (each a “Guarantee”) in favour of the Agent for the benefit of the Lenders, in a form and substance satisfactory to the Agent, acting reasonably, acknowledging the material benefits to each Guarantor arising directly or indirectly pursuant to the third amended and restated secured convertible debentures, as may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time (which for greater certainty includes this Debenture) issued under the Series of Debentures, and irrevocably and unconditionally guaranteeing the prompt and complete payment, observance and performance of all of the terms, covenants, conditions and provisions to be observed or performed by the Corporation under such Debenture, and which principal amount may be increased by further amendment (as may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Guaranteed Obligations”);

(ii) each Guarantor granted, as security for the Guaranteed Obligations, to and in favour of the Agent for the benefit of the Lenders, first ranking charges and security interests in, to and over (i) in the case of United States Silver, Inc. all present and after-acquired share capital or other equity ownership interests of U.S. Silver – Idaho, Inc. owned or held by such Guarantor, and

(ii) in the case of Scorpio Holdings One Limited and Mr. Warren Varga, all present and after-acquired share capital or other equity ownership interests of Minera Cosalá S.A. de C.V. owned or held by each such Guarantor (collectively, the “Guarantor Share Collateral”), pursuant to one or more amended or amended and restated agreements (collectively, the “Guarantor Share Pledge Agreements”) in form and substance satisfactory to the Agent, acting reasonably; and

(iii) they have received from each Guarantor, an amendment or amendment and restatement of the applicable Guarantor Share Pledge Agreement granted in favour of the Agent for the benefit of the Lenders to secure the Guaranteed Obligations, in form and substance satisfactory to the Agent, acting reasonably.

19

(b) Within 30 days of the Closing Date, if required to ensure the validity of the Guarantor Share Pledge Agreement, the Corporation shall cause Scorpio Holding One Limited and Mr. Warren Varga to grant an amendment of the applicable Guarantor Share Pledge Agreement in favour of the Agent for the benefit of the Lenders to secure the Guaranteed Obligations, in form and substance satisfactory to the Agent and the Lenders, acting reasonably.

(c) Each of the representations and warranties given hereunder with respect to the Guarantors shall be given with respect to any Guarantor who becomes a Guarantor after the Closing Date upon it becoming a Guarantor, all as of the date on which it becomes a Guarantor.

(d) The Corporation shall not, and shall cause each Guarantor not to grant any security interest in the Collateral, other than such security interests that are subordinated to the security interests of the Agent and subject to intercreditor arrangements between the Agent and the applicable grantee, in form and substance satisfactory to the Agent, acting reasonably.

ARTICLE V

CONVERSION OF DEBENTURE

5.1 Conversion. At any time after the Hold Period, the Agent may from time to time, upon direction from the Lender, upon delivery of a completed notice of conversion (the “Conversion Notice”) in the form attached hereto as

5.2 SCHEDULE “A” at any time convert all or part of the Principal Amount and all accrued and unpaid interest thereon (the “Conversion Amount”) into Debenture Shares (“Conversion”), according to the following formula:

# of Debenture Shares Issued on Conversion =   Conversion Amount

  Conversion Price

The direction from the Lender shall include such necessary representations, warranties and covenants from the Lender in favour of the Agent, as necessary for the Agent to make the representations, warranties and covenants in the completed Conversion Notice.

20

The portion of Conversion Amount that relates to accrued but unpaid interest shall be convertible at the Conversion Price, unless the Toronto Stock Exchange does not approve the listing of such Debenture Shares at the Conversion Price under the applicable discount rules in which case the portion of Conversion Amount that relates to accrued but unpaid interest shall be paid in cash.

Example A included at Schedule “B” sets forth a hypothetical working example of how the number of Debenture Shares to be issued on a Conversion is to be calculated. The delivery of the Conversion Notice duly executed by the Agent shall be deemed to constitute a contract between the Agent, for and on behalf of the Lenders, and the Corporation whereby

(i) each Lender subscribes for the number of Debenture Shares which it shall be entitled to receive upon such Conversion, (ii) each Lender agrees that the issuance to it of the Debenture Shares in accordance with this Debenture constitutes payment of the Conversion Amount, as of the date of issuance, (iii) each Lender releases the Corporation from all liability with respect to the Conversion Amount and all accrued and unpaid interest thereon and (iv) the Corporation agrees that deemed payment of the Conversion Amount pursuant to the issuance of the Debenture Shares constitutes full payment of the subscription price for the Debenture Shares issuable on such Conversion and that the Debenture Shares will be issued as fully paid and non-assessable Common Shares in the capital of the Corporation.

The Agent, on behalf of the Lenders, may require the Corporation to issue Debenture Shares to any Person or Persons other than the Lenders upon a Conversion of the Debenture in whole or in part if such issuance is permitted under applicable securities legislation. If any of the Debenture Shares to be issued hereunder are to be issued to any Person other than the Lenders such request will be accompanied by payment to the Corporation of any Tax which may be payable by reason of the transfer and if requested by the Corporation, a legal opinion acceptable to the Corporation acting reasonably stating that such issuance is permitted under applicable securities laws.

As promptly as possible after receipt of the Conversion Notice (and, subject to the approval of the Toronto Stock Exchange, in any event within five (5) Business Days of such receipt) but subject to Section 5.4 hereto, the Corporation shall issue or cause to be issued and deliver or cause to be delivered to the Lenders a certificate or certificates in the name or names of the person or persons specified in the Conversion Notice (subject to the preceding paragraph) for the number of Debenture Shares deliverable upon the Conversion. Upon completion of the Conversion transaction, the rights of the Lenders to receive, in respect of the Conversion Amount, shall cease and the Lenders or the other person or persons in whose name or names any certificate or certificates for Common Shares shall be deliverable upon such Conversion shall be deemed to have become on such date the holder or holders of record of such Common Shares represented thereby.

21

The Agent and the Lender covenant and agree that they will not exercise their right to Conversion or right to retraction under Section 2.3 so that, upon Conversion into Common Shares in accordance with the terms of this Debenture or upon the issuance of Common Shares to satisfy a Retraction Payment, the Lender or its associates or affiliates, directly or indirectly (which pursuant to Section 10.13, includes the other Original Lender and its associates or affiliates, directly or indirectly), would hold more than 9.99% of the total outstanding Common Shares on a non-diluted basis as of the date of such Conversion (the “Conversion Restriction”). Notwithstanding the foregoing, but subject to the receipt and approval of the Toronto Stock Exchange of a personal information form or a declaration form in lieu of personal information form and the clearance of a background check to the satisfaction of the Toronto Stock Exchange in respect of an applicable affiliate or associate, directly and indirectly, of the Lender, the Conversion Restriction shall not prevent the Agent, on behalf of the Lender, from exercising its right to convert 100% of the Principal Amount into Common Shares in accordance with the terms of this Debenture: (a) for the purpose of participating in any offer to acquire securities pursuant a takeover bid or statutory procedure, (b) during the five (5) Business Days immediately prior to the Maturity Date, the Redemption Date or the date of a proposed Change of Control, or (c) following an Event of Default. For the avoidance of doubt, the availability of the aforementioned reasons are subject to the receipt and approval of the Toronto Stock Exchange of a personal information form or a declaration form in lieu of personal information form and the clearance of a background check to the satisfaction of the Toronto Stock Exchange in respect of an applicable affiliate or associate, directly and indirectly, of the Lender.

If a Conversion into Common Shares would result in the Lender, or its affiliates or associates, indirectly or directly, becoming a control person (as such term is defined in the Securities Act (Ontario)) of the Corporation, the Corporation must first obtain the approval of the Toronto Stock Exchange prior to the issuance of such Debenture Shares and such approval will include imposition of shareholder approval.

5.3 Adjustment.

(a) If and whenever the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue any Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, then the “Conversion Price” (as defined in Section 1.1) for the purposes of any Conversion under Section 5.1 on and at any time after the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a stock dividend, as the case may be (and as a result of such adjustment, the corresponding number of number of Debenture Shares which may be acquired pursuant to such Conversion), shall be adjusted according to the following formula:

Adjusted Conversion Price = Conversion Price multiplied by X

Y

where:

X = the number of Common Shares outstanding before such subdivision, redivision, reduction, combination, consolidation or dividend

Y = the number of Common Shares outstanding after such subdivision, redivision, reduction, combination, consolidation or dividend

22

Example B included at Schedule “B” sets forth a hypothetical working example of how the number of Debenture Shares to be issued on a Conversion is to be calculated following a subdivision, redivision, reduction, combination, consolidation or dividend affecting the number of outstanding Common Shares. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date fixed for such stock dividend for the purpose of calculating the number of outstanding Common Shares under this Section 5.3(a) or Section 5.3(c), so long as such stock dividend is ultimately consummated.

(b) In the case of any reclassification of, or other change in, the outstanding Common Shares other than a subdivision, redivision, reduction, combination, consolidation or dividend referred to in Section 5.3(a), subject to the approval of applicable regulatory authorities, the Lenders shall be entitled to receive upon Conversion pursuant to this Article V, and shall accept in lieu of the number of Common Shares to which it was theretofore entitled upon such Conversion, the kind and amount of shares and other securities or property which the Lenders would have been entitled to receive as a result of such reclassification if, on the effective date thereof, it had been the registered holder of the number of Common Shares to which it was theretofore entitled upon Conversion. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Article V with respect to the rights and interests thereafter of the Lenders to the end that the provisions set forth in this Article V shall thereafter correspondingly be made applicable as nearly as may be reasonably possible in relation to any shares or other securities or property thereafter deliverable upon the Conversion of this Debenture. Any such adjustments shall be made by and set forth in a supplemental certificate approved by the directors of the Corporation and shall for all purposes be conclusively deemed to be an appropriate adjustment, after consultation with the Agent, acting reasonably.

(c) If and whenever the Corporation shall issue or distribute to all or substantially all the holders of Common Shares (i) shares of the Corporation of any class; (ii) rights, options or warrants (that shall not have expired unexercised, unconverted or unexchanged at the time the Agent on behalf of the Lenders converts this Debenture); (iii) evidences of indebtedness (but only to the extent permitted under this Debenture); or (iv) any other assets or securities and if such issuance or distribution does not result in an adjustment as provided for in Section 5.3(a) or Section 5.3(b), subject to the approval of applicable regulatory authorities, the price at which the Principal Amount may be converted into Common Shares pursuant to this Article V shall be adjusted effective immediately before the record date at which the holders of Common Shares are determined for purposes of any such issuance or distribution as aforesaid in such manner as the directors of the Corporation determine to be appropriate on a basis consistent with this Section 5.3.

(d) If and whenever at any time after the date hereof, the Corporation takes any action to which the foregoing anti-dilution adjustments, in the opinion of the board of directors of the Corporation, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Lenders in accordance with the intent and purposes thereof, then subject to the approval of applicable regulatory authorities, the Corporation shall execute and deliver to the Agent and the Lenders an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting reasonably and in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence, absent manifest error that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

23

(e) If, at any time, the Agent, on behalf of the Lenders, exercises their Conversion rights before the record date and before the occurrence of an event, for which this Section 5.3 requires that an adjustment shall become effective immediately before the record date for such event, the Corporation may defer issuing to the Lenders the additional Common Shares issuable upon such Conversion, by reason of the adjustment required by such event, until the occurrence of such event. In the event of such an adjustment, the Corporation shall deliver to the Agent and the Lenders an appropriate instrument evidencing the Lenders’ right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of the holders of Common Shares on and before the date of Conversion or such later date as such holder would, but for the provisions of this Section 5.3, have become the holder of record of such additional Common Shares.

(f) If a dispute shall at any time arise with respect to adjustments of the Conversion Price or the number of Common Shares issuable upon the Conversion of this Debenture, such disputes shall be conclusively determined by the auditors of the Corporation, or, if they are unable or unwilling to act, by such other firm of Certified Public Accountants certified and licenced in Canada as may be selected by the Corporation and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to this Section 5.3 and shall be binding upon the Corporation, the Agent and the Lenders.

5.4 No Fractional Common Shares. Notwithstanding anything herein contained, the Corporation shall in no case be required to issue fractional Common Shares. Any fractions will be rounded down to the next lower whole number, and a cash amount shall be payable by the Corporation to the Agent for the benefit of the Lenders in lieu of any fractional Common Share upon the Conversion of the Debenture or issuance of Common Shares in lieu of a mandatory prepayment, calculated based on the fractional amount (subject to any adjustments pursuant to this Debenture) and the Conversion Price or the weighted average closing price, as the case may be.

5.5 Reservation of Common Shares. The Corporation shall at all times while the Debenture remains convertible into Debenture Shares as herein provided, reserve and keep available out of its authorized but unissued share capital, for the purpose of effecting the Conversion of the Debenture, such number of Common Shares as shall from time to time be sufficient to effect the Conversion of the Debenture.

5.6 Reclassifications, Reorganizations, etc. In case of any reclassification or change of the Common Shares (other than a change as a result of a subdivision or consolidation), or in case of any amalgamation of the Corporation with, or merger of the Corporation into, any other corporation (other than an amalgamation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change, other than as aforesaid, of the Common Shares), or in case of any sale, transfer or other disposition of all or substantially all of the assets of the Corporation, the Corporation or the corporation formed by such amalgamation or the corporation into which the Corporation will have been merged or the corporation which will have acquired such assets, as the case may be, will execute and deliver to the Agent and the Lenders an amendment providing that the Lenders will have the right thereafter (until the expiration of the Conversion right of the Debenture) to convert such Debenture into the kind and amount of shares and other securities and property receivable upon such reclassification, change, amalgamation, merger, sale, transfer or other disposition by the Lenders of the number of Common Shares into which the Debenture might have been converted at the Conversion Price immediately prior to such reclassification, change, amalgamation, merger, sale, transfer or other disposition. Such amendment will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. The above provisions of this Section 5.6 will similarly apply to successive reclassifications, changes, amalgamations, mergers, sales, transfers or other dispositions.

24

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of the Corporation. To induce the Lender to enter into this Debenture, the Corporation hereby makes the following representations and warranties, except as qualified by the corresponding section set forth in the disclosure set forth in Schedule “E”, which shall survive the execution and delivery of this Debenture through the date all of the Corporation’s obligations hereunder have been fully satisfied:

(a) each of the Corporation and U.S. Silver Corporation is a corporation incorporated, organized and subsisting under the federal laws of Canada;

(b) each of Scorpio Holding Two Limited and Scorpio Holding One Limited is a corporation duly incorporated and validly existing under the laws of the British Virgin Islands and is up to date in all material respects with filings required by law;

(c) Minera Cosalá S.A. de C.V. is a corporation duly incorporated and validly existing under the laws of Mexico and is up to date in all material respects with filings required by law;

(d) U.S. Silver & Gold Inc. is a corporation duly incorporated and validly existing under the laws of Ontario and is up to date in all material respects with filings required by law;

(e) each of United States Silver, Inc. and U.S. Silver - Idaho, Inc. is a corporation duly incorporated and validly existing under the laws of Delaware and is up to date in all material respects with filings required by law;

(f) each of the Transaction Documents to which the Corporation is a party does, or if not yet executed and delivered, when executed and delivered will, constitute legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally;

(g) each of the Transaction Documents to which each Guarantor is a party does, or if not yet executed and delivered, when executed and delivered will, constitute legal, valid and binding obligations of such Guarantor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally;

(h) the execution, delivery and performance by the Corporation and each Guarantor of the Transaction Documents to which they are a party, the incurrence of the Indebtedness, and the issuance of the applicable Debenture Shares, have been duly authorized by all requisite corporate, and if required, shareholder, action on the part of the Corporation and each Guarantor and the Debenture Shares or Common Shares, as the case may be, when issued and delivered by the Corporation pursuant to this Debenture, will be validly issued as fully paid and non-assessable Common Shares;

(i) neither the execution and delivery of the Transaction Documents to which the Corporation or any Guarantor is a party nor, subject to obtaining the approval of applicable regulatory authorities, compliance with the terms, conditions and provisions thereof:

25

(i) will conflict with or result in a breach of any of the terms, conditions or provisions of:

(A) the formation documents of the Corporation or any Guarantor, or the terms of any class or series of shares of the Corporation or any Guarantor;

(B) any agreement, instrument or arrangement to which the Corporation or any Guarantor is now a party or by which any such party is bound, or constitute a default thereunder, other than where such conflict would not result in a Material Adverse Effect;

(C) any judgment or order, writ, injunction or decree of any applicable court; or

(D) any Applicable Law or governmental regulation;

(ii) will result in a Material Adverse Effect;

(iii) will give rise to any pre-emptive right (which has not been waived or will be waived prior to the closing of the transactions contemplated hereunder), or give any Person the right, to:

(A) trigger or accelerate the maturity or performance of any agreement, golden parachute or any other provision in any agreement, to which the Corporation or any Guarantor is a party or trigger the payment of any monies by the Corporation or any Guarantor which would not otherwise be payable, other than where such payment would not result in a Material Adverse Effect; or

(B) cancel, terminate or modify any agreement to which the Corporation or any Guarantor is a party, which cancellation, termination or modification would result in a Material Adverse Effect;

(iv) will require the Corporation or any Guarantor to obtain any material consent, license, certification or approval from any third party which has not been duly obtained;

(j) this Debenture is duly and validly created and authorized and issued and delivered to the Agent on behalf of the Lender in compliance with all Applicable Laws, and, upon issuance, the Debenture Shares and any Common Shares issued in lieu of a Retraction Payment in cash, will be free and clear of all pre-emptive rights, mortgages, liens, charges, security interests, adverse claims, pledges and demands whatsoever arising by reason of the acts or omissions of the Corporation, other than under applicable securities laws;

26

(k) none of the Corporation or any Guarantor is an “insolvent person” within the meaning of any Insolvency Laws nor has the Corporation made an assignment in favour of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. None of the Corporation or any Guarantor has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver has been appointed in respect of the Corporation or any Guarantor or any of their property or assets and no execution or distress has been levied upon any of its property or assets of the Corporation or any Guarantor. No act or proceeding has been taken or authorized by or against the Corporation or any Guarantor with respect to any amalgamation, merger, consolidation, arrangement or reorganization of, or relating to, the Corporation or any Guarantor nor have any such proceedings been authorized by any other Person;

(l) no proceeding has been instituted against the Corporation or any Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its Debts and no order for similar relief has been instituted against the Corporation or any Guarantor under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including without limitation under any Insolvency Laws or any statutes relating to the incorporation of companies) or seeking appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties or assets, that have not been dismissed within 30 days of its filing or presentment;

(m) Scorpio Holding Two Limited is a wholly owned subsidiary of the Corporation. Scorpio Holding One Limited is a wholly owned subsidiary of Scorpio Holding Two Limited. Minera Cosalá S.A. de C.V. is a wholly owned subsidiary of Scorpio Holding One Limited (other than one share held by Mr. Warren Varga), U.S. Silver & Gold Inc. is a wholly owned subsidiary of the Corporation. U.S. Silver Corporation is a wholly owned subsidiary of U.S. Silver & Gold Inc. United States Silver, Inc. is a wholly owned subsidiary of U.S. Silver Corporation. U.S. Silver – Idaho, Inc. is a wholly owned subsidiary of United States Silver, Inc. All of the issued and outstanding securities of each Guarantor are (i) duly authorized, validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights, (ii) owned free and clear of all Encumbrances (other than Permitted Encumbrances), (iii) are not subject to any proxy, voting trust or other agreement or restriction relating to the voting of such securities. There are no outstanding subscriptions, options, warrants, rights, entitlements, plans, understandings or commitments (contingent or otherwise) regarding the right to acquire any securities or assets of, or to require the issuance, sale, transfer, registration, repurchase or redemption of, any securities of, any Guarantor, U.S. Silver – Idaho, Inc. or Minera Cosalá S.A. de C.V.

(n) except as would not reasonably be expected to result in a Material Adverse Effect, the Corporation and each Guarantor are in compliance with the terms of all agreements to which they are each a party;

(o) except as set forth in Schedule “E”, the Corporation and each Guarantor are in material compliance with the requirements of all Applicable Laws, rules, regulations and decrees, directives and orders of any Governmental Authority that are applicable to it or to any of its properties, and has obtained all material licenses and permits that are necessary for the conduct of their respective businesses, as currently conducted;

27

(p) except as set forth in Schedule “E”, each of the Corporation and the Guarantors has all leases, licences, permits and consents as are essential for the due carrying on of its business in the manner in which its business is carried on and all such leases, licences, permits and consents are in full force and effect and no proceedings relating thereto are pending or known to the Corporation to be threatened in any way which, if applied individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(q) there are no actions, suits or proceedings, including appeals or applications for review or any pending actions, suits or proceedings, against the Corporation or any

Guarantor before any court or administrative agency which could reasonably be expected to result in a Material Adverse Effect;

(r) any material Taxes and assessments and government Encumbrances imposed on property, earnings, labour or materials which might result in a lien or charge upon the property or assets of the Corporation or any Guarantor have been paid by such party, as applicable, when due, unless such Taxes, assessments, charges or liens are being diligently contested in good faith;

(s) each of the Corporation and the Guarantors has good and marketable title to or the right to use all of the assets necessary for the operation of its respective business free of all Encumbrances except for Permitted Encumbrances;

(t) none of the Corporation or the Guarantors has any material labour disputes or strikes existing or pending, other than has been advised to the Agent in writing.

(u) no event is outstanding which constitutes an Event of Default;

(v) the Corporation has disclosed to the Agent in writing all facts (other than facts which are a matter of public knowledge or record) which materially adversely affect or will materially adversely affect its business and the prospects, financial or otherwise of its business, and the businesses of its subsidiaries, or the ability of the Corporation or the Guarantors to perform their obligations under the Transaction Documents;

(w) since the date of the most recent audited consolidated financial statements publicly disclosed by the Corporation (the “Financial Statements”) , there has been no material adverse change in the financial condition of the Corporation from that shown on such Financial Statements as at that date, other than in the ordinary course of business, and any such change in the ordinary course of business has not been materially adverse to the business of the Corporation except as disclosed to the Agent;

(x) the Financial Statements contain no misrepresentations, present fairly the financial position and condition of the Corporation (on a consolidated basis), as at the dates thereof and for the periods indicated and reflect all assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation (on a consolidated basis) and the results of their operations and the changes in their financial position for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation (on a consolidated basis) and have been prepared in accordance with International Financial Reporting Standards, applied on a consistent basis throughout the periods involved;

28

(y) there are no outstanding rights, agreements or obligations, or understandings capable of becoming rights, agreements or obligations, to acquire any right, title or interest in or to the Cosalá Operations or to grant any interest in or Encumbrance on the Cosalá Operations other than Permitted Encumbrances;

(z) subject only to the rights of any Governmental Authority having jurisdiction and royalties payable by the Corporation to Sandstorm Gold Ltd., existing as of the Closing Date, no Person is entitled to or has been granted any royalty or other payment in the nature of rent or royalty on any minerals, metals or concentrates or any other product mined, produced, removed or otherwise recovered from the mining lots that comprise the Cosalá Operations;

(aa) the Applicable Laws permit Minera Cosalá S.A. de C.V. to carry out prospecting, exploration, pre-development and feasibility activities on the mining lots covered by the Cosalá Operations;

(bb) except as set forth in Schedule “E”, there is no actual, threatened or, to the knowledge of the Corporation, pending or contemplated Claim or challenge relating to the Cosalá Operations, nor, to the knowledge of the Corporation, is there any basis therefor, and there is not presently outstanding against Minera Cosalá

S.A. de C.V. any judgment, decree, injunction, rule or order of any court, Governmental Authority or arbitrator which directly or indirectly relates to or would materially affect the Cosalá Operations or the conduct of any mining work thereon;

(cc) all Taxes, assessments, rentals, levies and other payments, as well as all reports, relating to the mining lots covered by the Cosalá Operations and required to be made, performed and filed to and with any Governmental Authority in order to maintain the Cosalá Operations in good standing have been so made, performed or filed, as the case may be;

(dd) to the knowledge of the Corporation, there has been no Claim made by any indigenous peoples or “ejidos” or “communidades inígenas” with respect to any right or interest in or to the Cosalá Operations;

(ee) conditions on and relating to the Cosalá Operations and the mining lots covered by the Cosalá Operations respecting all past and current operations conducted thereon by Minera Cosalá S.A. de C.V., are in material compliance with all Applicable Laws, including all Environmental Laws;

(ff) Minera Cosalá S.A. de C.V. has not caused or permitted, and to the knowledge of the Corporation, no other Person has caused or permitted, any Hazardous Substance to remain, be released, made subject to disposal or discharged either on, in, over, from or under the Environment, including the mining lots that comprise the Cosalá Operations, or to be transported other than in material compliance with all Environmental Laws and permits;

(gg) except as set forth in Schedule “E”, Minera Cosalá S.A. de C.V. has been issued or granted all material permits, licences, concessions, approvals, certificates, consents, certificates of approval, rights, privileges, registrations, exemptions and authorizations by all Governmental Authorities and any Person required to own and operate the Cosalá Operations as currently being conducted in material compliance with Applicable Laws, including Environmental Laws;

(hh) except as set forth in Schedule “E”, neither Minera Cosalá S.A. de C.V. nor the Corporation have received any notice of, or communication relating to, any actual or alleged material breach of any Environmental Laws, and there are no outstanding material work orders or actions or Remediation Actions required to be taken relating to the Environment respecting the mining lots covered by the Cosalá Operations;

(ii)  Minera Cosalá S.A. de C.V. has not received any notice of expropriation of all or any part of the Cosalá Operations nor do Minera Cosalá S.A. de C.V. or the Corporation have actual knowledge of any expropriation proceeding pending or threatened against or affecting all or any part of the Cosalá Operations nor of any discussions or negotiations which could lead to any such expropriation;

(jj)  to the extent applicable, the Corporation and each Guarantor are in compliance, in all material respects, with anti-money laundering laws and anti-terrorism finance laws including the United States Bank Secrecy Act and the PATRIOT Act (collectively, “Anti-Terrorism Laws”);

29

(kk) no part of the proceeds of the Original Advance, the First Additional Advance and the Second Additional Advance, together with the proceeds of all other debentures issued pursuant to the Series of Debentures, shall be used, directly or indirectly: (i) to offer or give anything of value to any official or employee of any foreign government department or agency or instrumentality or government-owned entity, to any foreign political party or party official or political candidate or to any official or employee of a public international organization, or to anyone else acting in an official capacity (collectively, “Foreign Official”), in order to obtain, retain or direct business by (A) influencing any act or decision of such Foreign Official in his official capacity, (B) inducing such Foreign Official to do or omit to do any act in violation of the lawful duty of such Foreign Official, (C) securing any improper advantage or (D) inducing such Foreign Official to use his influence with a foreign government or instrumentality to affect or influence any act or decision of such government or instrumentality; or (ii) to cause the Agent or any Lender to violate any Anti-Bribery Laws;

(ll) none of the Corporation, the Guarantors, nor their Affiliates, directors, officers, employees or other agents acting on their behalf in connection with the Original Advance, the First Additional Advance and the Second Additional Advance, together with the proceeds of all other debentures issued pursuant to the Series of Debentures, is any of the following (a “Restricted Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the U.S. Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001; (ii) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or similarly named by any similar foreign Governmental Authority; (iii) a Person that is owned 50 percent or more by any Person described in subparagraph (ii); (iv) any other Person with which the Agent or any Lender is prohibited from dealing under any Sanctions laws applicable to the Agent or any Lender; or (v) a Person that derives more than 10% of its annual revenue from investments in or transactions with any Person described in subparagraphs (i), (ii), (iii) or (iv). Further, none of the proceeds from the Original Advance, the First Additional Advance and the Second Additional Advance, together with the proceeds of all other debentures issued pursuant to the Series of Debentures, shall be used to finance or facilitate, directly or indirectly, any transaction with, investment in, or any dealing for the benefit of, any Restricted Person or any transaction, investment or dealing in which the benefit is received in a country for which such benefit is prohibited by any Sanctions laws applicable to the Agent or any Lender;

(mm) the issued and outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange and the NYSE American and no order ceasing or suspending trading in the Common Shares or any other securities of the Corporation or prohibiting the sale or issuance of the Debentures has been issued and to the knowledge of the Corporation, no proceedings for such purpose have been threatened or are pending; and

(nn) the Corporation is in compliance in all material respects with its continuous disclosure obligations under applicable Canadian securities laws and, without limiting the generality of the foregoing, there has not occurred an adverse material change and no material fact has arisen, financial or otherwise, in the assets, properties, affairs, liabilities, obligations (contingent or otherwise), business, condition (financial or otherwise), results of operations or capital of the Corporation or any of the Guarantors which has not been publicly disclosed and the information and statements in the disclosure record of the Corporation publicly available on SEDAR were true and correct as of the respective dates of such information and statements and at the time such documents were filed on SEDAR, do not contain any misrepresentations and no material facts have been omitted therefrom which would make such information and statements misleading, and the Corporation has not filed any confidential material change reports which remain confidential as at the date hereof.

6.2 Reliance and Indemnity. The Lender is relying on the representations and warranties set forth in Section 6.1, notwithstanding any investigation or enquiries made by the Agent or the Lenders or waiver of any conditions to advancing funds under this Debenture; and the Corporation agrees to indemnify and save harmless the Lender from and against all losses, damages, costs, or expenses, including legal costs as between a solicitor and own client, suffered or incurred by the Lenders as a result of or in connection with any of those representations or warranties being incorrect or breached.

30

ARTICLE VII

DEFAULT

7.1 Events of Default. Upon the occurrence of any one or more of the following events (herein called “Events of Default”):

(a) if the Corporation does not pay when due any principal, interest or other amount due and payable by it under this Debenture at the place and in the currency in which such amount is expressed to be payable;

(b) if the Corporation or any of the Guarantors defaults in observing or performing any of the covenants in Section 2.4(t);

(c) if the Corporation or any of the Guarantors defaults in observing or performing any other covenants of any of the Transaction Documents, and such default is not remedied within thirty (30) days following the earlier of the Corporation or any Guarantor becoming aware of the same, and delivery by Agent to the Corporation of written notice, or such longer period of time as Agent may determine in its sole discretion;

(d) if any representation or warranty made in the Transaction Documents granted in connection with this Debenture shall prove to have been false or misleading in any material respect when so made or furnished, and with respect to any false or misleading representation or warranty, which may be corrected or rectified and does not give rise to a Material Adverse Effect, remains false or misleading thirty

(30) days after the earlier of (i) the Corporation or any Guarantor becomes aware that such representation or warranty has become false or misleading; and (ii) notice from the Agent of the same;

(e) a judgment or order is obtained against the Corporation or any Guarantor for an amount in excess of $5,000,000, in the aggregate, which remains unsatisfied, undischarged, unvacated, unbinded or unstayed for a period of thirty (30) days during which such judgment shall not be on appeal or execution there shall not be effectively stayed;

(f) any of the Collateral shall be seized (including by way of execution, attachment, garnishment or distraint), or shall become subject to any charging order or equitable execution of a court, or any writ of enforcement, writ of execution or distress warrant with respect to obligations of the Corporation or any Guarantor, or any sheriff civil enforcement agent or other Person shall become lawfully entitled to seize or distrain upon any such property under Applicable Laws where under such remedies are provided;

(g) any of the Collateral shall be conveyed, sold, assigned, transferred or otherwise disposed of, other than in accordance with this Debenture;

(h) if any material provision of any Transaction Document (including any Encumbrance granted in connection therewith) shall at any time cease to be in full force and effect, be declared to be void or voidable or shall be repudiated, or the validity or enforceability of the Transaction Documents shall at any time be contested by the Corporation or any of the Guarantors or if any Encumbrance constituted pursuant to any Security Document ceases to have the priority contemplated herein or therein;

31

(i) there exists any Encumbrance on the Collateral, other than Permitted Encumbrances and Encumbrances in favour of the Agent pursuant hereto;

(j) if the Corporation or any Guarantor makes a general assignment for the benefit of creditors; or any proceeding is instituted by it seeking relief as debtor, or to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of any of them or their Debts or for an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including without limitation under any Insolvency Laws or any statutes relating to the incorporation of companies) or seeking appointment of a receiver or trustee, or other similar official for any of them or for any substantial part of any of their properties or assets; or any corporate action is taken to authorize any of the actions referred to in this Section 7.1(j);

(k) if any proceedings are instituted against the Corporation or any Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its Debts or an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including without limitation under any Insolvency Laws or any statutes relating to the incorporation of companies) or seeking appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties or assets, and, provided that such proceedings are being diligently contested in good faith by it, such proceedings are not being dismissed within 90 days of its filing or presentment;

(l) a custodian, liquidator, sequestrator, conservator, receiver, receiver and manager, receiver-manager or trustee or any other Person with similar powers being appointed for the Corporation or any Guarantor, or for any substantial part of the property of the Corporation or any Guarantor;

(m) any execution, extent or sequestration or other process of any court becoming enforceable against the Corporation or any Guarantor, as applicable, or a distress or analogous process being levied against any substantial part of the property of the Corporation or any Guarantor, and such execution, extent, sequestration, distress or other process not being released, vacated or fully bonded within 90 days after becoming enforceable or levied, as the case may be;

(n) if the Corporation or any Guarantor takes any corporate proceedings for its dissolution, liquidation or if the corporate existence of the Corporation or any Guarantor shall be terminated by expiration, forfeiture or otherwise, or if the

Corporation or any Guarantor ceases or threatens to cease, to carry on all or a material part of its business; or

(o) a Change of Control occurs.

7.2 Acceleration. Upon the occurrence of any Event of Default which is continuing and the expiry of any applicable curative periods, the entire Principal Amount, together with all accrued but unpaid interest owing on this Debenture and the Redemption Premium (calculated as thought Redemption Date was the date of the occurrence of such Event of Default), if any will become immediately due and payable upon written notice to that effect from the Agent to the Corporation, provided that upon the occurrence of any Event of Default set out in Sections 7.1(j), 7.1(k), 7.1(l), 7.1(m) or 7.1(n) (subject to any cure period in such Sections), all of the Indebtedness then outstanding and the Redemption Premium (calculated as though Redemption Date was the date of the occurrence of such Event of Default), if any, shall automatically become due and payable, and in each case, without protest, presentment, demand or further notice of any kind, of which are expressly waived by the Corporation.

7.3 Waiver of Corporation’s Rights. To the full extent that it may lawfully do so, the Corporation for itself and its successors and assigns hereby waives and disclaims any benefit of, and shall not have or assert any right or defense under, any statute, law, rule, regulation, common law right or rule of law pertaining to the marshalling of assets, discussion, division or other matter whatever, to defeat, reduce or affect the rights of the Agent and the Lenders under the terms of the Transaction Documents.

7.4 Remedies Cumulative. No remedy conferred upon the Agent or the Lenders is intended to be exclusive of any other remedy, but each and every such remedy will be cumulative and will be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

32

ARTICLE VIII

WAIVER

8.1 Waiver. The Agent may waive any breach of any of the provisions contained in this Debenture or any default by the Corporation in the observance or performance of any covenant, condition or obligation required to be observed or performed by it under the terms of this Debenture. No waiver, consent, act or omission by the Agent or the Lenders shall extend to or be taken in any manner whatsoever to affect any other or subsequent breach or default or the rights resulting therefrom and no waiver or consent by the Agent or the Lenders shall bind the Agent or the Lenders unless it is in writing. The inspection or approval by the Agent or the Lenders of any document or matter or thing done by the Corporation shall not be deemed to be a warranty or holding out of the adequacy, effectiveness, validity or binding effect of such document, matter or thing or a waiver of the Corporation’s obligations.

ARTICLE IX

OTHER RIGHTS OF THE LENDER

9.1 Rights of Set-Off. The Corporation acknowledges and agrees that the Principal Amount and the other obligations hereunder shall be paid, satisfied and discharged to the Agent, on behalf of the Lender, without regard to such dealings as may from time to time occur as between any one or more of the Agent, the Lenders, the Corporation and any other Person and without regard to such equities or rights of set-off or counterclaim which may from time to time exist between any one or more of the Agent, the Lenders, the Corporation or any other Person, and that the Principal Amount and other obligations hereof shall be paid without regard to any equities between or among the Corporation, the Agent and the Lenders hereof or any set-off or cross-claims and the receipt of the Agent for the payment of the Principal Amount will be a good discharge to the Corporation in respect thereof.

9.2 No Merger. Neither the taking of any judgement nor the exercise of any rights hereunder shall operate to extinguish the obligation of the Corporation to pay the monies under this Debenture and shall not operate as a merger of any covenant in this Debenture, and the acceptance of any payment shall not constitute or create a novation, and the taking of a judgement or judgements under a covenant herein contained shall not operate as a merger of those covenants and affect the Agent’s and the Lender’s right to interest under this Debenture.

ARTICLE X

THE AGENT AND THE LENDERS

10.1 Registered Holder. The Lender shall be the registered holder of this Debenture and shall be deemed and regarded as the owner and holder hereof; however, the Lender may contribute, deposit, purchase or hold this Debenture to, from or in the Registered Account, and for so long as this Debenture shall be held in such Registered Account, all proceeds of this Debenture, whether in cash or Common Shares or otherwise, shall be credited to the Registered Account.

10.2 Appointment and Authority. Each Lender hereby irrevocably appoints Royal Capital Management Corp. to act on its behalf as the Agent under the Transaction Documents, and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders. The Corporation nor any Guarantor shall have rights as a third party beneficiary of any of the provisions of this Article. The use of the term “agent” or “Agent” in this Debenture or any Security Document with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligation arising under agency doctrine of any Applicable Laws. Instead, the term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

33

10.3 Rights as a Lender. The Person serving as the Agent hereunder, if it is also one of the Lenders, shall have the same rights and powers in its capacity as one of the Lenders as any other of the Lenders and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Corporation and the Guarantors or any Affiliate thereof, all as if such Person were not the Agent hereunder and without any duty to account to the Lenders.

10.4 No Fiduciary Duty and Exculpatory Provisions.

(a) The Agent shall not have any duties or obligations except those expressly set out in the Transaction Documents, which shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether any Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary actions and powers expressly contemplated by the Transaction Documents, or that the Agent is required to exercise as directed in writing by the Required Lenders; provided that, the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to this Debenture or any Security Document or Applicable Law; and

(iii) shall not, except as expressly set out in the Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Corporation, the Guarantors or any of their Affiliates that is communicated to the Agent.

(b) The Agent shall not be liable for any action taken or not taken by it: (i) with the consent or at the request of the Required Lenders; or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(c) The Agent shall be deemed not to have knowledge of any Event of Default unless and until notice describing the Event of Default is given to the Agent by the Corporation, a Guarantor or one of the Lenders.

(d) Except as otherwise expressly provided in this Agreement, the Agent shall not be responsible for or have any duty to ascertain or inquire into: (i) any statement, warranty or representation made in or in connection with the Transaction Documents; (ii) the contents of any certificate, report or other document delivered in connection with the Transaction Documents; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set out in the Transaction Documents or the occurrence of any Event of Default; (iv) the validity, enforceability, effectiveness or genuineness of the Transaction Documents; or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Agent.

34

10.5 Reliance by the Agent. The Agent shall be entitled to rely on, and shall not incur any liability for relying on any notice, request, certificate, consent, statement, instrument, document or other writing (including, any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent may rely on any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an advance that by its terms must be fulfilled to the satisfaction of one of the Lenders, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received written notice to the contrary from such Lender before making such advance. The Agent may consult with legal counsel (who may be counsel for any of the Lenders), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.6 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers under the Transaction Documents by or through any one or more sub- agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent. The Agent shall have no responsibility for the conduct or negligence of any sub-agent appointed by it hereunder, except to the extent that a court of competent jurisdiction determines that the Agent acted with gross negligence or willful misconduct in the appointment of such sub-agent.

10.7 Sharing of Payments by Lenders. If any of the Lenders, by exercising any right of set- off or counterclaim or otherwise, obtains any payment or other reduction that results in such Lender receiving payment hereunder greater than his Lender’s Portion of all amounts owing under all debentures issued pursuant to the Series of Debentures, the Lender receiving such payment shall: (i) notify the Agent of such fact; and (ii) make such adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with their respective Lender’s Portion, provided that:

(a) if any such payment giving rise to any such adjustment is recovered, such adjustments shall be rescinded to the extent of such recovery, without interest;

(b) the provisions of this Section shall not be construed to apply to: (i) any payment made by the Corporation or any Guarantor pursuant to and in accordance with the express terms of the Transaction Documents; or (ii) any payment obtained by any of the Lenders as consideration for the assignment of or sale of a participation in any of its interest in this Debenture to any assignee or participant, other than to the Corporation, any Guarantor or any of their Affiliates (as to which the provisions of this Section shall apply); and

(c) the provisions of this Section shall not be construed to apply to: (i) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Corporation or any Guarantor to any of the Lenders that do not arise under or in connection with any of the Transaction Documents; or (ii) any payment made in respect of an obligation that is secured by a Permitted Encumbrance, or that is otherwise entitled to priority over the Corporation’s obligations under this Debenture.

35

10.8 Administration of Credits.

(a) Duties of the Agent. Unless otherwise specified in this Agreement, the Agent shall perform the following duties:

(i) exercise the discretion and any rights provided for in the Transaction Documents to be exercised by the Agent;

(ii) receive and distribute to the Lender, or as directed by the Lender, all amounts payable hereunder;

(iii) receive from the Corporation on behalf of the Lender any Debenture Shares or Common Shares issued pursuant to any prepayment pursuant to Section 2.3, and may sell such shares and credit the proceeds of such sales to such accounts as directed by the Lender from time to time, or failing such direction, to the Registered Account;

(iv) use reasonable efforts to collect promptly all sums due and payable by the Corporation under the Transaction Documents;

(v) hold and execute, as agent on behalf of the Lenders, the Transaction Documents or Collateral and take all required steps to perfect (whether by registration, possession, control or otherwise) and maintain the Security Documents; for greater certainty, the Agent, as part of its duties as Agent, is authorized to act as hypothecary representative of the Lenders for the purposes of any hypothec granted by the Corporation or any Guarantor pursuant to article 2692 of the Civil Code of Quebec;

(vi) release and discharge the security interest created by the Security Documents with respect to any property or assets to the extent necessary to complete any disposition permitted by this Debenture;

(vii) hold all legal documents relating to the Transaction Documents, maintain complete and correct records showing the Original Advance, the First Additional Advance and the Second Additional Advance, together with the proceeds of all other debentures issued pursuant to the Series of Debentures, made pursuant hereto, all remittances and payments made by the Corporation to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and allow each of the Lenders and its advisors to examine such accounts, records and documents at its own expense, and provide to any of the Lenders upon reasonable notice, with such copies thereof as such of the Lenders may reasonably require from time to time at their expense;

(viii) promptly forward to each of the Lenders, upon receipt, copies of: (y) all financial information received from the Corporation; and (z) other notices, correspondence or information received by the Agent from the Corporation or any of the Guarantors involving or relating to the Lenders;

36

(ix) promptly forward to each of the Lenders, upon request and at their expense, copies of the Transaction Documents;

(x) promptly notify each of the Lenders of the occurrence of any Event of Default of which the Agent has actual knowledge; and

(xi) except as otherwise provided in this Agreement, act in accordance with any instructions given to the Agent by the Required Lenders, all the Lenders, or a Lender, as the case may be.

(b) Actions Requiring Unanimous Consent of the Lenders. Unless otherwise specified in the Transaction Documents, the Agent may only take the following actions with the prior written unanimous consent of all of the Lenders:

(i) amend, terminate or waive any terms of the Transaction Documents if such amendment, termination or waiver would:

(A) decrease the amount of any payment or repayment (as applicable) of principal, interest, fees or other amounts due under this Debenture;

(B) extend the Maturity Date;

(C) extend any date for the payment of principal, interest, fees or other amounts due under this Debenture;

(D) change the definition of Required Lenders; or

(E) change any provision relating to the pro rata treatment of the Lenders;

(ii) release the Corporation or any Guarantor;

(iii) release any Security Document or change the priority of the Agents security interest in the Collateral, except as otherwise expressly permitted under this Debenture;

37

(iv) amend, terminate or waive this Article X or any other provision of this Agreement providing for the unanimous consent of all the Lenders;

(v) consent to the assignment or transfer by the Corporation of any of its rights and obligations under the Transaction Documents.

(c) Actions Requiring the Consent of Required Lenders. Unless otherwise specified in this Agreement, the Agent may only take the following actions with the prior written consent of the Required Lenders:

(i) subject to this Section 10.8, exercise any rights of notice and approval granted to the Lenders under the Transaction Documents;

(ii) amend, terminate or waive any term of the Transaction Documents other than any amendments, terminations or waivers set out in Section 10.8(b) which require the unanimous consent of the Lenders;

(iii) all actions or decisions relating to matters not expressly set out in this Agreement or in Section 10.8(a) and (b) above, including:

(A) amend or waive an Event of Default;

(B) provide written notice to the Corporation of an Event of Default;

(C) accelerate the amounts owing under the Transaction Documents;

(D) issue a demand letter or enforcement notices to the Corporation or the Guarantors;

(E) take any action to enforce performance of any of the amounts owing under the Transaction Documents including without limitation the appointment of an interim receiver, receiver, receiver manager or other trustee;

(F) pay insurance premiums, Taxes and any sums that may be required to be paid to protect the Lenders and preserve the Collateral; and

(G) engage professionals;

38

(iv) as between the Corporation, on the one hand, and the Agent and the Lenders, on the other hand:

(A) all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Lenders or the Required Lenders shall be binding on each of the Lenders, and the Corporation shall not be required to ascertain or confirm the authority of the Agent in delivering such documents;

(B) all certificates, statements, notices and other documents which are delivered by the Corporation to the Agent in accordance with this

Debenture, shall be deemed to have been duly delivered to each of the Lenders; and

(C) all payments which are delivered by the Corporation to the Agent in accordance with this Debenture shall be deemed to have been duly delivered to each of the Lenders;

(v) except in its own right if it becomes one of the Lenders, the Agent shall not be required to advance its own funds for any purpose and, in particular, shall not be required to pay with its own funds insurance premiums, Taxes or public utility charges or the cost of repairs or maintenance with respect to any the Collateral, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby; and

(vi) notwithstanding the foregoing, no amendment, modification or waiver affecting the rights or obligations of the Agent may be made without consent.

10.9 Indemnification. Each of the Lenders agrees to indemnify the Agent and hold it harmless (to the extent not reimbursed by the Corporation), pro rata, according to his Lender’s Portion (and not jointly or jointly and severally), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Agent in any way relating to or arising out of the Transaction Documents or the transactions therein contemplated. However, none of the Lenders shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Agent’s gross negligence or willful misconduct as determined by a judgment of a court of competent jurisdiction. The Agent shall not be required to take or continue any action unless the Agent has received sufficient funds or arrangements satisfactory to it for indemnification to cover the cost of the proposed action.

10.10 Replacement of Agent.

(a) The Agent may at any time give written notice of its resignation to the Lenders and the Corporation. On receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Corporation, to appoint a successor Agent. The Agent may also be removed at any time by the Required Lenders on 30 days’ notice to the Agent and the Corporation as long as the Required Lenders, in consultation with the Corporation, appoint and obtain the acceptance of a successor within those 30 days.

39

(b) If no successor has (i) been appointed by the Required Lenders, and (ii) accepted the appointment within thirty (30) days after the retiring Agent gives notice of its resignation, or by such earlier date as agreed by the Required Lenders, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided that, if the Agent notifies the Corporation and the Lenders that no Person has accepted that appointment, the resignation shall nonetheless become effective in accordance with the retiring Agent’s notice and (i) the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents (except that the retiring Agent shall continue to hold the Transaction Documents on behalf of the Lenders until a successor Agent is appointed), and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each of the Lenders directly, until the Required Lenders appoint a successor Agent.

(c) On the successor’s appointment as Agent, the successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from all of its duties and obligations under the Transaction Documents (if not already discharged from them as provided in the previous subsection). The fees payable by the Corporation to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Corporation and such successor. After the termination of the service of the former Agent, the provisions of this Article shall continue in effect for the benefit of the former Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the former Agent was acting as Agent.

10.11 Non-Reliance on Agent and Other Lenders. Each of the Lenders acknowledges that it has, independently and without reliance on the Agent or any of the other Lenders or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Debenture. Each of the Lenders also acknowledges that it will, independently and without reliance on the Agent or any other of the Lenders or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based on this Debenture, any Security Document or any related agreement or any document furnished hereunder or thereunder.

10.12 Collective Action of the Lenders. Each of the Lenders hereby acknowledges that, to the extent permitted by Applicable Law, any security and the remedies provided the Transaction Documents to the Agent or the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any security are to be exercised not severally, but by the Agent on the decision of the Required Lenders. Accordingly, despite any of the provisions contained herein or in any Security Document, each of the Lenders hereby agrees that it shall not be entitled to take any action hereunder or thereunder including any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Required Lenders. Each of the Lenders hereby further agrees that, on any such written agreement being given, it shall co-operate fully with the Agent to the extent requested by the Agent. Despite the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interests of the Lenders. The Agent may refrain from acting in accordance with any instructions from the Required Lenders to take any steps to enforce or realize on any Collateral subject to the Security Documents, until it shall have received such security as it may reasonably require against all costs and expenses (including legal fees) that it will or may incur in complying with such instructions.

40

10.13 Acting Jointly or in Concert. The Original Lenders acknowledge and agree that as of the date hereof, the Original Lenders and their respective affiliates and associates will be treated as acting jointly for the purposes of processing requests for principal conversion, warrant exercises, principal retractions or settlement of interest for purposes of determining the Lender’s ownership percentage, directly or indirectly, in the Common Shares for the purposes of the Conversion Restriction or control person analyses.

In the event the Original Lenders are no longer acting jointly with respect to the Debentures and wish to no longer be treated as acting jointly for such purposes by the TSX, the Company will make submissions to such effect to the TSX at the applicable time.

10.14 Agent May File Proofs of Claim.

(a) In case of the pendency of any proceeding under any Insolvency Law, the Agent (irrespective of whether the Principal Amount shall then be due and payable as set forth herein or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Corporation) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(i) to file and prove a claim in such proceeding for the full amount of the Principal Amount and interest owing and unpaid in respect thereof and all other amounts that are owing and unpaid under the Transaction Documents, and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent, and their respective agents and counsel and all other amounts due the Lenders and the Agent) proven in any such proceedings; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, interim receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each of the Lenders to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent.

(b) Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any of the Lenders any plan of reorganization, arrangement, proposal, compromise or composition affecting the obligations of the Corporation or the Guarantors hereunder or under the Security Documents or the rights of any of the Lenders or to authorize the Agent to vote in respect of the claim of any of the Lenders in any such proceeding.

10.15 Provisions Operative Between Lenders and Agent Only. The provisions of this Article relating to the rights and obligations of the Lenders and the Agent inter se shall be operative as between the Lenders and the Agent only, and the Corporation or the Guarantors shall not have any rights under, or be entitled to rely for any purpose on, such provisions.

41

ARTICLE XI

MISCELLANEOUS

11.1 Expenses. The Corporation agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Agent and the Lenders in connection with (i) the preparation, execution and delivery of this Debenture and the other Transaction Documents (including all costs relating to due diligence), plus the registration of the Security Documents in all applicable jurisdictions, or (ii) in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Agent or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Debenture and the other Transaction Documents or in connection with the Indebtedness, including any reasonable and documented out-of-pocket legal fees, disbursements and other charges. The Corporation further agrees to indemnify the Agent and the Lenders from, and hold it harmless against, any documentary Taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Debenture or any of the other Transaction Documents. The Corporation agrees that it will also be responsible for the Agent’s and the Lenders’ reasonable legal costs for any amendments to any of the Transaction Documents requested by the Corporation, the preparation of any additional security agreements in connection with the transactions contemplated by the Transaction Documents, or any security interest registrations in connection with the foregoing.

11.2 Time. Time shall be of the essence of this Debenture.

11.3 Governing Law. This Agreement shall be governed by and construed under the laws of the Province of Ontario and the federal laws of Canada applicable therein (without regard to its laws relating to any conflicts of laws). The courts of the Province of Ontario shall have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement.

11.4 Severability. If any one or more of the provisions or parts thereof contained in this Debenture should be or become invalid, illegal or unenforceable, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, severable therefrom and the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed.

11.5 Headings. The headings of the articles, sections, subsections and clauses of this Debenture have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Debenture.

11.6 Binding Effect. This Debenture and all of its provisions shall enure to the benefit of the Agent and the Lenders, their successors and assigns, and shall be binding upon the Corporation and its successors and permitted assigns. The expression the “Agent” as used herein shall include any successor to the Agent appointed pursuant to the terms hereof.

11.7 Amendments; Waiver. This Debenture may only be amended when the Corporation and the Agent have approved such amendment, and only in compliance with the requirements hereof.

42

11.8 Release and Discharge. When the Corporation duly pays the Agent, for the benefit of the Lenders, the Principal Amount, all accrued and unpaid interest thereon, together with all other moneys which may become owing pursuant to this Debenture (including without duplication, the Indebtedness), or issues to or to the order of the Lenders the Debenture Shares issuable upon Conversion of all amounts owing under each of the debentures issued in the Series of Debentures in accordance with their terms, this Debenture will cease and become null and void and will for all purposes be considered to be discharged and cancelled, and the Lender shall surrender this Debenture to the Corporation. Notwithstanding this Section 11.8, those provisions of this Debenture which are expressed to survive the repayment and termination of this Debenture shall survive the repayment and termination of this Debenture. The Corporation agrees that the Lender shall not be obligated to surrender this Debenture to the Corporation on a Conversion of or prepayment or prepayment of less than all of the Indebtedness.

11.9 Assignment by Corporation. The Corporation shall not assign all or any portion of its rights or obligations under this Debenture or the other Transaction Documents without the prior written consent of the Agent and all of the Lenders, which consent may be arbitrarily withheld. Prior to the occurrence of an Event of Default, this Debenture is not transferrable or assignable by the Lenders without the prior written consent of the Corporation, which consent may not be unreasonably withheld. Prior to the occurrence of an Event of Default, this Debenture may not be assigned to a Person who is a non-resident in Canada.

11.10 Third Party Beneficiaries. This Debenture will not benefit or create any right or cause of action in favour of any Person, other than the Corporation, the Agent and the Lenders. No Person, other than Corporation, the Agent and the Lenders is entitled to rely on the provisions of this Debenture in any action, suit, proceeding, hearing or other forum. The Corporation, the Agent and the Lenders reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Debenture to any Person who is not the Corporation, the Agent or one of the Lenders without notice to or consent of that Person.

11.11 AML Legislation. The Corporation acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the PATRIOT Act and other applicable anti-money laundering, anti-terrorist financing, Sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Agent may be required to obtain, verify and record information regarding the Corporation, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Corporation, and the transactions contemplated hereby, including the name and address of the Corporation and other information that will allow the Agent to identify the Corporation in accordance with the PATRIOT Act. The Corporation shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by the Agent in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

43

ARTICLE XII

NOTICE

12.1 Notices. Any notice required or permitted to be given under any of this Debenture may be given by personal delivery, mail, email or by facsimile transmission to the parties at the following addresses or any tender or delivery of documents may be given by personal delivery or by mail to the parties at the following addresses:

(a) to the Agent or to the Lender at:

Royal Capital Management Corp. 2 Bloor St. East

Suite 2222

Toronto, Ontario M4W 1A8

Attention: Mark Shoom and Stephen Rider Fax No.: (416) 221-1253

Email: mshoom@roycap.com and srider@roycap.com

(b) to the Corporation at:

Americas Gold and Silver Corporation Suite 2870, 145 King Street West Toronto, Ontario

M5H 1J8

Attention: Darren Blasutti Fax No.: (866) 401-3069

Email: dblasutti@americas-gold.com

Any notice or delivery shall be given as herein provided or to such other addresses or fax number or in care of such other Person as a party may from time to time advise by notice in writing as aforesaid. The date of receipt of such notice or delivery shall be the date of actual delivery to the address specified if sent by personal delivery or mail, or the date of actual transmission to the fax number if faxed or email address if emailed, unless such date is not a Business Day, in which event the date of receipt shall be the next Business Day immediately following the date of such delivery, mail, email or transmission.

[Signature page follows]

44

IN WITNESS WHEREOF the parties have duly executed this Debenture as of the date first written above.

AMERICAS GOLD AND SILVER CORPORATION,
by its authorized signatories:

By:
Name: Darren Blasutti
Title: President and Chief Executive Officer

By:
Name: Warren Varga
Title: Chief Financial Officer

45

ROYAL CAPITAL MANAGEMENT CORP.,
by its authorized signatory:

By:
Name: Title:

By:
Name:
Title:

MARK SHOOM

STEPHEN RIDER

Signature page to Fourth Amended and Restated Convertible Debenture by Americas Gold and Silver Corporation

46

DELBROOK RESOURCE OPPORTUNITIES FUND,
by its investment manager DELBROOK CAPITAL ADVISORS INC.:

By:
Name: Matt Zabloski
Title: Investment Manager

DELBROOK RESOURCE OPPORTUNITIES MASTER FUND LP
by and through DELBROOK RESOUCE OPPORTUNITES MASTER FUND GP
LP, as general partner, acting through its general partner, DELBROOK RESOURCE OPPORTUNITIES MASTER FUND GP LTD

By:
Name: Matt Zabloski
Title: Managing Director

Signature page to Fourth Amended and Restated Convertible

Debenture by Americas Gold and Silver Corporation

47

SCHEDULE “A”

CONVERSION FORM

TO: AMERICAS GOLD AND SILVER CORPORATION (the “Corporation”)

The undersigned as the Agent for the Lenders under the series of convertible debenture each dated December 15, 2023 (the “Debentures”) hereby requests the Corporation to convert $of the Indebtedness owing under the Debentures to, and subscribes for, Debenture Shares of the Corporation pursuant to the terms of the Debenture.

The undersigned Agent, on behalf of ■ (the “Holder”), represents, warrants and certifies as follows:

(a) as of the date hereof, the Holder (and any person it is acting jointly with), directly or indirectly, with their affiliates or associates, holds common shares in the capital of the Corporation; and

(b) the Holder has made all reasonable inquiries to ensure that the information provided in this Conversion Form is accurate.

If the conversion of the Indebtedness into Debenture Shares contemplated herein could materially affect the control of the Corporation (as defined in the Toronto Stock Exchange Company Manual), the Corporation may, in totality or in part, refuse such conversion. If the conversion of the Indebtedness into Debenture Shares contemplated herein would result in the Holder or its affiliates or associates, indirectly or directly, becoming a control person (as such term is defined in the Securities Act (Ontario)), the Corporation must first obtain the approval of the Toronto Stock Exchange (which for greater certainty, will require obtaining shareholder approval) prior to the issuance of such Debenture Shares. Any issuance of Debenture Shares pursuant to this Conversion Form is subject to the approval of the Toronto Stock Exchange, which for greater certainty, may require obtaining shareholder approval (as set out in Section 5.1 of the Debentures), including if the transaction could materially affect the control of the Corporation.

The Corporation will not issue Debenture Shares to the Holder or its affiliates or associates, indirectly or directly and may in totality or in part refuse such conversion, if such issuance of Debenture Shares would result in the Holder (and any person it is acting jointly with) or their affiliates or associates holding more than 9.99% of the total outstanding Common Shares on a non- diluted basis as of the date of the proposed issuance of such Debenture Shares unless and until, the Holder has delivered a personal information form or a declaration form in lieu of a personal information form to the Toronto Stock Exchange, and the Toronto Stock Exchange has approved such personal information form (or declaration) and the clearance of a background check to the satisfaction of the Toronto Stock Exchange.

A-1

To determine the Holder (and any person it is acting jointly with) and their affiliates’ or associates’ percentage holdings of the total outstanding Common Shares on a non-diluted basis on the date of the proposed issuance of Debenture Shares pursuant to a conversion of Indebtedness into Debenture Shares, the Corporation shall apply the following formula:

	X =	HS + CS

IPCS + CS

where:

X =

the Holder (and any person it is acting jointly with) and their affiliates’ or associates’ percentage holdings of the total outstanding Common Shares on a non-diluted basis following the proposed issuance of Debenture Shares pursuant to a conversion of Indebtedness into Debenture Shares

	HS =	the number of Common Shares held by the Holder (and any person it is acting jointly with) or their affiliates or associates, indirectly or directly prior to Conversion

CS =

the number of Common Shares to be issued to the Holder (and any person it is acting jointly with) or their affiliates or associates, indirectly or directly pursuant to the Conversion of the Debenture Shares

	IPCS =	the total number of outstanding Common Shares on a non-diluted basis as of the date of the proposed issuance of Debenture Shares

Prior to issuing the Debenture Shares pursuant to this Conversion Form, the Corporation shall deliver to the undersigned as the Agent for the Holder, an executed certificate of a senior officer of the Corporation (i) certifying that such senior officer has verified the information provided in this Conversion Form and that, to the best of his/her knowledge, such information is accurate;

The Debenture Shares subscribed for will be issued as set forth below and will be mailed to the address set forth below.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Debentures.

DATED this_______________________________ day of_________________________________ .

Royal Capital Management Corp.,
by its authorized signatory/ies:

Per:
Name
Title:

Per:
Name
Title:

[Print below the name and address in full of the Person in whose name the Debenture Shares subscribed for are to be issued. If the Debenture Shares subscribed for are to be issued to more than one Person, similar information must be provided for each Person, as well as the number of Debenture Shares to be issued to each. (If any of the Debenture Shares are to be issued to any Person other than the Lenders, the holder must pay to the Corporation all requisite taxes.)]

Name:

Address:

A-2

SCHEDULE “B”

SAMPLE CALCULATIONS OF THE NUMBER OF DEBENTURE SHARES TO BE ISSUED ON CONVERSION

Example A

This Example A sets out a hypothetical working example of how the number of Debenture Shares to be issued on Conversion is to be calculated pursuant to the formula and the terms set out in Section 5.1 of this Debenture:

# of Debenture Shares Issued on Conversion	=	Conversion Amount Conversion Price
Conversion Amount	=	$1,000,000
Conversion Price (assuming no adjustments under Section 5.3 of this Debenture)	=	$0.85
# of Debenture Shares Issued on Conversion ($1,000,000 / $0.85)	=	1,176,470

Example B

This Example B sets out a hypothetical working example of how the number of Debenture Shares to be issued on a Conversion is to be calculated pursuant to the formula and the terms set out in Section 5.1 of this Agreement, assuming an adjustment under Section 5.3 of this Agreement resulting from a 4:1 share consolidation in the number Common Shares outstanding following the Closing Date.

Adjusted Conversion Price	=	Conversion Price multiplied by X
		Y

X (hypothetical number of Common Shares outstanding before the hypothetical 4:1 share consolidation or dividend)	=	34,000,000

Y (hypothetical number of Common Shares outstanding before the hypothetical 4:1 share consolidation or dividend)	=	8,500,000

# of Debenture Shares Issued on Conversion	=	Conversion Amount
		Conversion Price

Hypothetical Conversion Amount as set out in a Conversion Notice	=	$1,000,000

Conversion Price (before adjustment)	=	$0.85

Adjusted Conversion Price	=	$1.00 multiplied by 34,000,000
		8,500,000

	=	$3.40

# of Debenture Shares Issued on Conversion ($1,000,000 / $3.40)	=	294,117

B-1

SCHEDULE “C”

RETRACTION NOTICE

TO:     AMERICAS GOLD AND SILVER CORPORATION (the “Corporation”)

RE:     RETRACTION BY:                                                (the “Lender(s)”)

IN THE AMOUNT OF: $__________________ (the “Retraction Amount”)1

The undersigned, as the Agent for the Lender(s) under the series of convertible debenture issued by the Corporation each dated December 15, 2023 (the “Debentures”), and pursuant to Section

2.3 of the Debentures, hereby requires the Corporation prepay the Retraction Amount on or before five (5) Business Days from the date of this notice.

The undersigned Agent, on behalf of the Lender(s), represents, warrants and certifies as follows:

(a) as of the date hereof, the Lender (and any person it is acting jointly with), directly or indirectly, with their affiliates or associates, holds common shares in the capital of the Corporation;

(b) the issuance of Debenture Shares to the Lender(s) in satisfaction of the Retraction Amount will not result in such Lender (and any person it is acting jointly with), together with their affiliates or associates, holding more than 9.99% of the total outstanding Common Shares on a non-diluted basis; and

(c) the Lender has made all reasonable inquiries to ensure that the information provided in this Conversion Form is accurate.

To determine the Lender’s percentage holdings of the total outstanding Common Shares on a non- diluted basis on the date of the proposed issuance of Debenture Shares pursuant to a satisfaction of Retraction Amounts by issuing Debenture Shares, the Corporation shall apply the following formula:

X          =          HS + CS

IPCS + CS

where:

X  =  the Lender’s (and any person it is acting jointly with,) and their associates’ or affiliates’ percentage holdings of the total outstanding Common Shares on a non-diluted basis following the proposed issuance of Debenture Shares pursuant to the satisfaction of Retraction Amounts

 _________________

1 The Retraction Amount not to exceed the aggregate of $500,000 for all debentures, plus amounts from prior months not previously required to be paid.

C-1

HS	=	the number of Common Shares held by the Lender (and any person it is acting jointly with) or their affiliates or associates, indirectly or directly prior to a Retraction Payment

CS	=	the number of Common Shares to be issued to the Lender or its affiliates or associates, indirectly or directly pursuant to the issuance of the Debenture Shares

IPCS	=	the total number of outstanding Common Shares on a non-diluted basis as of the date of the proposed issuance of Debenture Shares

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Debentures.

DATED this                              day of                                                       .

Royal Capital Management Corp.,
by its authorized signatory/ies:

Per:
Name
Title:

Per:
Name
Title:

Cash amount due on Retraction (if any):

Number of Shares Due on Retraction (if any):

(Attached to this retraction notice is the Bloomberg VWAP Calculation for the relevant period)

C-2

SCHEDULE “D”

ELECTION NOTICE

TO: AMERICAS GOLD AND SILVER CORPORATION (the “Corporation”)

The undersigned, as the Agent for the Lenders under the series of convertible debenture issued by the Corporation each dated December 15, 2023 (the “Debentures”), hereby requires the Corporation advise of its election pursuant to Section 2.3 of the Debentures to make the Retraction Payments in cash or Common Shares. Please complete and sign the bottom portion of this form and return it to us within five (5) Business Days.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Debentures.

DATED this                              day of                                                       .

Royal Capital Management Corp.,
by its authorized signatory/ies:

Per:
Name
Title:

Per:
Name
Title:

To: Royal Capital Management Corp. (the “Agent”)

Pursuant to Section 2.3 of the Debentures, the Corporation elects to make Retraction Payments by way of [cash/Common Shares] until such time as it otherwise notifies the Agent.

DATED this                              day of                                                       .

Americas Gold and Silver Corporation,
by its authorized signatory/ies:

Per:
Name
Title:

Per:
Name
Title:

D-1

SCHEDULE “E”

QUALIFICATIONS TO REPRESENTATIONS AND WARRANTIES

1. The state of Idaho filed a civil enforcement action against U.S. Silver - Idaho in state court on March 24, 2023. The Idaho Conservation League (“ICL”) filed a civil enforcement action against U.S. Silver - Idaho in Federal Court on March 30, 2023. The actions allege certain violations of the terms and conditions of an Idaho Pollutant Discharge Elimination System Permit. The Company has settled the state enforcement action and, as a result, has moved to dismiss the ICL action. The Company does not believe the allegations, as and when resolved, will have a material impact on the Galena Project.

2. On March 14th, 2023, the Mexican subsidiary Minera Cosala, S.A. de C.V. filed before the Secretariat of Environment and Natural Resources (SEMARNAT) an application to obtain in due course a current Environmental Impact Authorization (MIA). As required, the application filed contains a description of the project regarding the operation and maintenance of the Los Braceros Mill, further to the objective of continuing in the ordinary course with operating activities in the Mill and tailing dam facilities. The technical documentation needed to comply with said project, the publication of the permit application in a local newspaper, as required by Law and the paid fees have been or will be filed before SEMARNAT to sustain the application or otherwise as requested by the Federal Attorney for Environmental Protection (PROFEPA).

3. On April 11, 2023, a fatal accident occurred underground at the Galena Project when a miner was struck by falling ground. The Company is working closely with the Mine Safety and Health Administration (MSHA) while the accident investigation is underway. The Mine is currently operational, and the Company does not believe the incident or its investigation, as and when resolved, will have a material impact on the Galena Project.

E-1